As filed with the Securities and Exchange Commission on May 26,
          1995 - Registration No. 33-__________

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                                      Form S-3
                               REGISTRATION STATEMENT
                                        Under
                             THE SECURITIES ACT OF 1933
                                   ______________

                               Ralston Purina Company
               (Exact name of registrant as specified in its charter)

            Missouri                                                 43-
                                       0470580
                           (State or other jurisdiction of
                                  (I.R.S. Employer
                           incorporation or organization)
                                 Identification No.)

                                 Checkerboard Square
                              St. Louis, Missouri 63164
                                 Tel. (314) 982-1000
            (Address, including zip code, and telephone number, including area code,
                    of registrant's principal executive offices)
                                    _____________
                              J. M. Neville, Secretary
                               Ralston Purina Company
                                 Checkerboard Square
                              St. Louis, Missouri 63164
                                 Tel. (314) 982-1266
              (Name, address, including zip code, and telephone number,
                                      including
                          area code, of agent for service)
                                   ______________
               Approximate date  of commencement  of proposed  sale to  the
          public:   From time  to time  after the  effective date  of  this
          Registration  Statement  as   determined  in   light  of   market
          conditions.
                                   ______________
               If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment
          plans, please check the following box.   [ ]

               If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the
          following box.   [x]





                       CALCULATION OF REGISTRATION FEE

                                              Proposed        Proposed
                                Amount        Maximum        Maximum
Title Of Securities             To Be       Offering Price  Aggregate
Being Registered                Registered  Per Unit(1)     Offering Price(1)


Amount of
Registration Fee
$137,932


Debt Securities and Warrants to
Purchase Debt Securities      $396,925,000          100%     $396,925,000(2)


          (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 (o) of the
               Securities Act.
          In U.S. dollars or equivalent thereof in one or more foreign (2)
               currencies  or  composite   currencies  including   European
               Currency Units ("ECU").

               The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
               Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained herein constitutes a combined Prospectus that also relates to $3,075,000 of securities registered pursuant to the Registrant's registration statement on Form S-3, File No. 33-36236.



























                                Subject to Completion
          The information contained herein is subject to completion. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.




















































                      PRELIMINARY PROSPECTUS DATED MAY 26, 1995

                                    $400,000,000

                               RALSTON PURINA COMPANY

              DEBT SECURITIES AND WARRANTS TO PURCHASE DEBT SECURITIES
                            ____________________________

               Ralston Purina Company (the "Company") may offer from time to time in one or more series, either jointly or separately, for proceeds of up to $400,000,000 (or the equivalent in one or more foreign currencies or composite currencies including European Currency Units ("ECU")) debt securities (the "Debt Securities") or warrants to purchase Debt Securities (the "Warrants"). The Debt Securities and Warrants may be offered directly, or through agents designated from time to time, or through broker-dealers or underwriters also to be designated. The Debt Securities and Warrants (collectively, the "Offered Securities") may be offered separately or as units with other securities, in separate series, in amounts, at prices, and on terms, to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

               The designation, the specific aggregate principal amount, denominations, offering price, maturity, interest rate (which may be fixed or variable) and time of payment of interest, if any, the coin or currency in which principal, premium, if any, and interest, if any, will be payable, conversion, redemption and sinking fund provisions, if any, of the Debt Securities, the duration, offering price, if any, exercise price and detachability of any Warrants, the name of each agent, broker-dealer, underwriter or other purchaser, if any, in connection with the sale of the Offered Securities and any listing on a securities exchange are set forth in the accompanying Prospectus Supplement.

               If an agent of the Company or a broker-dealer, underwriter or other purchaser is involved in the sale of the Offered
          Securities in respect of which this Prospectus is being delivered, the agent's commission or broker-dealer's or underwriter's discount will be set forth in, or may be calculated from, the Prospectus Supplement. The net proceeds to the Company will be the purchase price less applicable commission in the case of a sale through an agent, the purchase price in the case of a broker-dealer or other purchaser or the public offering price less discount in the case of an underwriter less, in each case, other issuance expenses. See "Plan of Distribution" for possible indemnification arrangements for agents, broker-dealers, underwriters and other purchasers.

                        _____________________________________









            THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
              ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
                 OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                       TO THE CONTRARY IS A CRIMINAL OFFENSE.
                              ________________________

                     The date of the Prospectus is May 26,1995.





















































                                AVAILABLE INFORMATION


               The Company is  subject to the  information requirements  of the Securities Exchange  Act of 1934,  as amended (the  "Exchange
          Act) and in accordance therewith files reports, proxy statements and other informational documents with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the following regional offices of the Commission: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such documents can also be inspected at the offices of The New York Stock
          Exchange, Inc., 20 Broad Street, New York, N.Y. 10005, the Chicago Stock Exchange, 440 South LaSalle Street, Chicago, Illinois 60605, and The Pacific Stock Exchange, Incorporated, 301 Pine Street, San Francisco, California 94104.

               This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the securities offered hereby. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration
          Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered hereby. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

               The  following   documents,   heretofore  filed   with   the
          Commission by the Company under the Exchange Act, are incorporated herein by reference:

               (i) Annual Report on Form 10-K for the fiscal year ended September 30, 1994; (ii) Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31,
                    1994, and March 31, 1995, and
               (iii) Current Report on Form 8-K dated April 21, 1995 and Current Report on
                    Form 8-K-A dated March 31,  1994 and filed October  21,
          1994.









               All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated in this Prospectus by reference and to be a part hereof from the date of filing of such documents.

               Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

               The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Such a request may be directed in writing to the Investor Relations Department, Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164 or by telephone to
          (314) 982-2374.


                               RALSTON PURINA COMPANY


               The Company, incorporated in Missouri in 1894, is the world's largest producer of dry dog and dry and soft-moist cat foods as well as the world's largest manufacturer of dry cell battery products. The Company is also a major producer of dietary soy protein, fiber food ingredients and polymer products. The Company is also presently the largest wholesale baker of fresh delivered bread and sweet baked goods in the United States. On April 12, 1995, the Company entered into a Purchase and Sale Agreement with Interstate Bakeries Corporation and Interstate Brands Corporation (collectively "Interstate") pursuant to which the Company has agreed to sell all of the capital stock of Continental Baking Company, its wholly owned subsidiary engaged in the wholesale baking business. The transaction is expected to close in July, 1995, subject to approval by Interstate's shareholders and various regulatory clearances. The Company maintains its principal executive offices at Checkerboard Square, St. Louis, Missouri 63164, Tel. (314) 982-1000.


                                   USE OF PROCEEDS

               The net proceeds to be received by the Company from the sale of the Offered Securities and Warrants will be added to the








          general funds of the Company and may be used for possible repayment of debt, future acquisitions, capital expenditures, repurchase of the Company's stock, and such other purposes as may be specified in the Prospectus Supplement.


                         RATIO OF EARNINGS TO FIXED CHARGES

          The following table sets forth the ratio of earnings to fixed charges for the Company for the periods indicated (dollars in millions):


                       Six Months
                       Ended
                       March 31        Year Ended September 30
                       1995 (a)     1994(b)   1993    1992(c)  1991(d) 1990

Ratio of Earnings to
 Fixed Charges(e)      3.1           2.4      2.8      2.7     3.2     3.3

_____________

         (a) Excluding provisions for restructuring of the Company's battery operations in the six months ended March 31, 1995, earnings before income taxes and fixed charges were $412.6 and the ratio of earnings to fixed charges was 3.3.

          (b) Excluding provisions for restructuring of the Company's battery and bakery operations in the year ended September 30, 1994, earnings before income taxes, extraordinary item and fixed charges were $766.1 and the ratio of earnings to fixed charges was 2.7.

          (c) Excluding provisions for restructuring of the Company's battery, agricultural and bakery operations and gains on the sale of international battery products property in the year ended September 30, 1992, earnings before income taxes, extraordinary item and fixed charges were $845.9 and the ratio of earnings to fixed charges was 2.8.

          (d) Excluding provisions for restructuring of the Company's battery, bakery and









              grocery products operations, and certain environmental costs, in the year ended September 30, 1991, earnings before income taxes and fixed charges were $924.7 and the ratio of earnings to fixed charges was 3.4.

          (e) On April 12, 1995, the Company and Interstate jointly announced the signing of a definitive sales agreement for
          Interstate to acquire
               Continental Baking Company (CBC), a wholly-owned subsidiary of the Company.
               The earnings and fixed charges of CBC are included in the above ratios.

          (f) For the purpose of this ratio, "Earnings" consists of earnings before income taxes, extraordinary items (which have occurred in fiscal years
               1992,  1993, 1994), cumulative effect of accounting  changes
          (1993)
               and "fixed charges". "Fixed charges" consist of preferred stock dividends, interest and amortization of debt discount and expense on all indebtedness and a portion of net rental expense representative of the interest factor.


                           DESCRIPTION OF DEBT SECURITIES


               The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions do not apply to such Debt Securities will be described in the Prospectus Supplement relating to such Debt Securities.

               The Debt Securities  will be issued  in one  or more  series under an Indenture, dated as of May 26, 1995, between the Company and The First National Bank of Chicago as Trustee (the "Indenture"). A copy of the Indenture has been included as an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definition therein of certain terms. Whenever particular Sections, Articles or defined terms of the Indenture are referred to, it is intended that such Sections, Articles or defined terms shall be incorporated herein by reference.









          General

               The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company. All Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company, unless they are specifically designated as subordinated.

               Reference is made to the Prospectus Supplement for the following terms to the extent they are applicable to the Debt Securities offered thereby: (i) designation, aggregate principal amount and denomination; (ii) the purchase price of such offered Debt Securities (expressed as a percentage of the principal amount thereof); (iii) date or dates of maturity; (iv) currency or currencies for which Debt Securities may be purchased and currency or currencies in which principal of and any interest may be payable; (v) if the currency for which Debt Securities may be purchased or in which principal of and any interest may be payable is at the purchaser's election, the manner in which such an election may be made; (vi) interest rate or rates (and the method by which such rate or rates will be determined) and date or dates on which interest will begin to accrue; (vii) the times at which interest will be payable and regular record dates for interest payment dates; (viii) the period or periods, if any, within which, and the price or prices at which, such Offered Securities may be redeemed at the option of the Company or otherwise; (ix) any mandatory or optional sinking fund or analogous provisions; (x) federal income tax consequences; (xi) whether such offered Debt Securities are to be issued in whole or in part in the form of one or more global Debt Securities ("Global Securities") and, if so, the identity of the depositary, if any, for such Global Security or Securities; (xii) whether the provisions of the Indenture relating to the defeasance of Debt Securities shall apply to the Offered Securities; and (xiii) any other specific terms of the Securities.

          Registration, Payment and Denominations

               Unless otherwise indicated in the Prospectus Supplement relating thereto, the Debt Securities will be issued only in fully registered form without coupons. Principal and interest will be payable, and the Debt Securities will be transferable, at the office or offices or agency or agencies maintained by the Company for such purposes, provided that payment of interest on any Debt Securities may be made at the option of the Company by check mailed to the registered holders. Interest will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date. Unless








          otherwise specified in the Prospectus Supplement and except as provided in the Indenture, if the interest payment date is the first day of a calendar month, the record date will be the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the record date will be the first day of such calendar month, whether or not such record date is a Business Day.

               The Debt Securities offered hereby will be issued in denominations of $1,000 or any whole multiple of $1,000 or the equivalent thereof in a foreign denominated or composite currency or in ECUs, unless otherwise specified in the Prospectus Supplement. (Section 2.7) No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith (Section 2.8).

               Debt Securities may also be issued under the Indenture upon the exercise of Warrants issued by the Company. See "Description of Warrants".









































          Global Securities

               The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Each Global Security shall be registered in the name of the Depositary for such Global Security or its nominee (Section 2.14). Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary (Section 2.14).

               The specific terms of the depositary arrangement with respect to any Global Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

               Upon the issuance of a Global Security, the Depositary or its nominee will credit the accounts of persons holding Debt Securities through it with the respective principal amounts of the Debt Securities represented by such Global Security. Such accounts shall be designated by the underwriters with respect to Debt Securities placed by underwriters for the Company.
          Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests by participants in a Global Security will be shown on and the transfer of that ownership interest will be effected only through, records maintained by the Depositary, its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons other than participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interest in a Global Security.

               So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for the purposes of receiving payment on the Debt Security receiving notices and for all other purposes under the Indenture governing such Debt Securities. Except as provided above, owners of beneficial interests in a Global Security will not be entitled to have Debt Securities of the series represented by such Global Security registered in








          their names and will not receive or be entitled to receive physical delivery of Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

               Any payment of principal, premium or interest on Debt Securities registered in the name of a Depositary or its nominee represented by any such Global Security will be made to the Depositary or its nominee, as the case may be, as the sole registered owner of the Global Security representing such Debt Securities. None of the Company, the Trustee, any agent of the Company or the Trustee or any underwriter will have any responsibility or liability for any aspect of the Depositary's records relating to or payments made on account of beneficial ownership interests in a Global Security representing any Debt Securities or for maintaining, supervising or reviewing any of the Depositary's records relating to such beneficial ownership interests.

               The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in a Global Security held through such participants will be governed by standing instructions and customary practices as is now the case with securities held for customer accounts registered in "street name", and will be the sole responsibility of such participants.

               A Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary, except as otherwise provided in the Indenture. A Global Security representing Debt Securities is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company fails to appoint a successor Depositary within 90 days or (y) the Company in its sole discretion determines that such Global Security shall be exchangeable or (z) there shall have occurred and be continuing an Event of Default or an event which with the giving of notice or lapse of time or both would constitute an Event of Default with respect to the Debt Securities represented by such Global Security. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates in definitive form representing Debt Securities issuable in such denominations and in such names as the Depositary holding such Global Security shall direct. Subject to the foregoing, the Global Security is not exchangeable, except for a Global Security of like









          denomination to be registered in the name of the Depositary or its nominee.

          Certain Covenants

               Limitations on Liens. The Company covenants that it will not have, nor will it permit any Domestic Subsidiary (defined as a Subsidiary the majority of the operating assets of which are located within, and the principal business of which is carried on in, the United States of America, other than a subsidiary engaged primarily in the business of purchasing accounts receivable, making loans and advances against accounts receivable and chattels and related types of financing or engaged primarily in the business of owning, developing or leasing real property (Section 1.1)) to have, any lien on its properties or assets or upon any income or profits therefrom without equally and ratably securing the Debt Securities. This restriction does not apply to certain permitted liens, including (a) liens on property existing at the time of acquisition thereof and certain purchase money mortgages; (b) liens on property of any corporation existing at the time such corporation becomes a Domestic Subsidiary; (c) liens existing as of the date of the Indenture; (d) liens which secure debt owing to the Company or a Domestic Subsidiary by a Domestic Subsidiary; (e) liens arising from assignments of moneys due under contracts with the United States; (f) liens on property created in contemplation of the sale or disposition of such property provided that after 120 days from the creation of such lien such property shall not be owned by the Company or any Domestic Subsidiary and any indebtedness secured by such mortgage shall be without recourse to the Company or any Domestic Subsidiary; (g) liens arising from judgments being appealed and from certain pledges and deposits; and (h) any extension, renewal or replacement of any lien referred to in the foregoing clauses
          (a) through (g), inclusive (Section 3.6).


               Limitations on Sale and Lease-back Transactions. The Company covenants that it will not enter, nor will it permit any Domestic Subsidiary to enter, into any sale and lease-back transaction involving any Principal Property (as defined), other than a sale by a Domestic Subsidiary to the Company and other than transactions for temporary periods not exceeding five years by the end of which period it is intended that the use of the leased property by the lessee will be discontinued, unless the Company, within 120 days after the transfer of title to such Principal Property, applies to the redemption of Debt Securities at the then applicable optional redemption price or the redemption of other pari passu indebtedness maturing more than 12 months after its creation an amount equal to the net proceeds received by the Company or such Domestic Subsidiary upon such sale (Section 3.7). Under the Indenture, a Principal Property is defined as a battery, protein or pet food manufacturing plant owned by the Company or a Subsidiary as of May 26, 1995, (and any









          future additions or improvements thereto) and located with the United States of America (Section 1.1).

               Exempted Transactions. Notwithstanding the foregoing provisions, the Company or any Domestic Subsidiary may create liens on its property or assets without equally and ratably securing the Debt Securities or enter into sale and lease-back transactions involving a Principal Property without redeeming Debt Securities or other indebtedness if, after giving effect thereto, the aggregate amount of indebtedness of the Company and its Domestic Subsidiaries secured by liens otherwise prohibited plus the aggregate amount of Attributable Debt (defined as the present value, computed by discounting at the rate of interest per annum borne by the offered Debt Securities, of the obligation of a lessee for net rental payments during the remaining term of any lease) in respect of such sale and lease-back transactions does not exceed 5% of the Consolidated Net Tangible Assets (defined as total assets less (a) all liabilities except
          (i) notes payable; (ii) current maturities of long-term debt;
          (iii) current maturities of obligations under capital leases;
          (iv) long-term debt and long-term obligations under capital leases; and (b) goodwill and intangible assets) of the Company and its Domestic Subsidiaries (Sections 3.6 and 3.7).

          Events of Default

               An Event of Default with respect to any series of Debt Securities is defined in the Indenture as being: (a) default for 30 days in payment of any installment of interest on the Debt Securities of such series; (b) default in the payment of any principal on the Debt Securities of such series; (c) default by the Company in payment of any sinking fund installment with respect to such series of Debt Securities; (d) default by the Company in performance of any of the covenants or warranties in the Indenture contained therein for the benefit of the Debt Securities of such series which shall not have been remedied for a period of 90 days after written notice to the Company by the Trustee or to the Company and the Trustee by the Holders of not less than 25% in principal amount of the Debt Securities of such series then outstanding; and (e) certain events of bankruptcy, insolvency or reorganization of the Company (Section 5.1). No Event of Default described in clause (a), (b), (c) or (d) above with respect to a particular series of Debt Securities necessarily constitutes an Event of Default with respect to any other series of Debt Securities.

               The Indenture provides that if an Event of Default under clause (a), (b), (c) or (d) above (but only if, in the case of clause (d), the Event of Default is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to one or more series of the Debt Securities, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the then outstanding Debt Securities of the series affected by such Event of Default (each








          such series treated as a separate class) may declare the principal of all the Debt Securities of such series, together with accrued interest, to be due and payable immediately. If an Event of Default under clause (d) (if the Event of Default under clause (d) is with respect to all of the series of Debt
          Securities then outstanding), or (e) above shall have occurred and be continuing, either the Trustee or the Holders of not less than 25% in the aggregate principal amount of all the Debt Securities of such series then outstanding (each such series treated as one class), may declare the principal of all the Debt Securities in such series, together with accrued interest, to be due and payable immediately. Upon certain conditions such declaration (including a declaration caused by a default in the payment of principal or interest, the payment for which has subsequently been provided) may be annulled by the Holders of a majority in principal amount of the Debt Securities of the series then outstanding (each such series treated as a separate class) or all Debt Securities treated as one class, as the case may be, as were entitled to declare such default. In addition, past defaults may be waived by the Holders of a majority in principal amount of the Debt Securities of the series then outstanding (each such series treated as a separate class) or all Debt
          Securities treated as one class, as the case may be, as were entitled to declare such default, except a default in the payment of the principal of or interest on the Debt Securities or in respect of a covenant or provision of the Indenture which cannot be modified or amended without the approval of the Holder of each Debt Security so affected (Sections 5.1 and 5.10).

               The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during default to act with the required standard of care, to be indemnified by the Holders of Debt Securities before proceeding to exercise any right or power under the Indenture at the request of the Holders of such Debt Securities (Section 6.2). The Indenture also provides that the Holders of a majority in principal amount of the outstanding Debt Securities of all series affected (each series treated as a separate class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Debt Securities of such series (Section 5.9).

               The Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the absence of any default or specifying any default that exists (Section 3.5).

          Satisfaction and Discharge

               The Indenture shall be satisfied and discharged with respect to any series of Debt Securities when: (1) either (A) all Debt Securities of that series theretofore authenticated and delivered have been delivered to the Trustee canceled or for cancellation; or (B) all Debt Securities of that series not theretofore








          delivered to the Trustee canceled or for cancellation (i) have become due and payable, or (ii) will become due and payable at their maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee an amount sufficient to pay and discharge the entire indebtedness of such Debt Securities for principal and interest to the date of such deposit (in the case of Debt Securities which have become due and payable), or to the maturity or redemption date, as the case may be; (2) the Company has paid or caused to be paid all other sums payable under the Indenture by the Company with respect to the Debt Securities of such series; and (3) the Company has delivered to the Trustee an officer's certificate and an Opinion of Counsel each stating that all conditions precedent provided in the Indenture relating to the satisfaction and discharge thereof with respect to the Debt Securities of such series have been complied with. (Section 10.1)

          Defeasance

               Except as may otherwise be set forth in the Prospectus Supplement relating to a series of Debt Securities, the Indenture provides that the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of any series (except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies and hold moneys for payment in trust) or
          (ii) will not be subject to provisions of the Indenture concerning limitations upon liens and sale and lease-back transactions, and consolidation, merger and sale or lease of assets (and any other obligation of the Company or restrictive covenant applicable to such Debt Securities as specified in the applicable Prospectus Supplement), in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations (as defined) (or another comparable instrument with respect to the currency of the Debt Securities as selected by the Company with the consent of the Trustee) which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal and interest on the outstanding Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. To exercise such option, the Company is required, among other things to deliver to the Trustee (1) an opinion of counsel or a ruling published by the Internal Revenue Service to the effect that the deposit and related defeasance would not cause the Holders of the Debt Securities of such series to recognize income, gain or loss for United States income tax purposes and (2) if the Debt Securities of such series are then listed on any national securities exchange, an Opinion of Counsel or a letter or other document from such exchange, to the effect that such Securities








          would not be delisted from such exchange as a result of the exercise of such option (Section 13.2)

          Modification, Waiver and Meetings

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in principal amount of the Debt Securities of all series then outstanding affected by such supplemental indenture (treated as one class), to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of Debt Securities of each such series, except that no such supplemental indenture may, without the consent of the Holders of all outstanding Debt Securities (i) change the final maturity of the principal of, or installment of interest, if any, on, any Debt Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Debt Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Debt Security, or impair the right to institute suite for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (ii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder and their consequences provided for in the Indenture (Section 8.2).

               The Holders of a majority in aggregate principal amount of the outstanding Debt Securities of any series may on behalf of all Holders of the Debt Securities of such series (i) waive any past default under the Indenture with respect to such Debt Securities, except a default in the payment of principal or interest or a covenant or provision that cannot be modified or amended without the consent of the Holders of each outstanding Debt Security of such series, and (ii) waive compliance by the Company with certain provisions of the Indenture, including the provisions concerning limitations upon liens and sale and lease-back transactions, in each case with respect to the Debt Securities of such series. (Sections 5.10 and 3.9)

               The Indenture contains provisions for convening meetings of the Holders of Debt Securities of a series. (Section 7.6) A meeting may be called at any time by the Trustee, and also, upon








          request, by the Company or the Holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of such series or of all series, as the case may be. (Section 7.6(c)) Any resolution passed or decision taken at any meeting of Holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Debt Securities of that series (Sections 7.5 and 7.6).

          Consolidation, Merger and Sale of Assets

               The Company covenants that it will not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation is the Company or is a domestic corporation which assumes the Company's obligations on the Debt Securities and under the Indenture, and after giving effect to such transaction the Company or the successor corporation would not be in default under the Indenture (Section 9.1).

          Concerning the Trustee

               The First National Bank of Chicago is the trustee under an Indenture dated as of January 31, 1992, with the Company and The First National Bank of Chicago, with regard to the following securities previously issued: (i) 8 5/8% Debentures due 2022 and
          (ii) 8 1/8% Debentures due 2023. The Company maintains a deposit account and conducts other banking transactions with the Trustee in the ordinary course of business.

          Governing Law

               The Indenture and each Debt Security shall be deemed to be contracts under the law of the State of New York and for all purposes shall be construed in accordance with the law of such state.

                               DESCRIPTION OF WARRANTS

               The Company may issue Warrants for the purchase of Debt Securities. Warrants may be issued independently or together with any Debt Securities offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and a bank or trust company, as Warrant Agent, all as set forth in the Prospectus Supplement relating to the particular issue of Warrants. The Warrant Agent will act solely as an agent of the Company in connection with the Warrant Certificates and will not assume any obligation or relationship
          of  agency  or  trust  for  or   with  any  holders  of   Warrant
          Certificates or beneficial owners of Warrants. A copy of the form of Warrant Agreement, including the form of Warrant Certificate representing the Warrants will be filed as an exhibit to a Current Report on Form 8-K of the Company with respect to each offering of the Debt Securities and incorporated herein by reference. The following summaries of certain provisions of the form of Warrant Agreement and Warrant Certificate do not purport to be complete








          and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant Certificate.

          General

               If Warrants are offered, the Prospectus Supplement will describe the Warrant Agreement and the terms of the Warrants, including  the  following:  (i)  the  offering  price;  (ii)  the currency for which Warrants may be purchased; (iii) the designation, aggregate principal amount, currency and terms of the Debt Securities purchasable upon exercise of the Warrants;
          (iv) if applicable, the designation and terms of the Debt Securities with which the Warrants are issued and the number of Warrants issued with each such Debt Security; (v) if applicable, the date on and after which the Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of one Warrant and the price and currency at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (viii) federal income tax consequences; (ix) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form; and (x) any other terms of the Warrants.

               Warrant Certificates may be exchanged for new Warrant Certificates of different denomination, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities purchasable upon such exercise, including the right to receive payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise or to enforce covenants in the Indenture.

          Exercise of Warrants

               Each Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrants. Warrants may be exercised at any time up to 5:00 P.M. New York time on the Expiration Date set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

               Warrants may be exercised by delivery to the Warrant Agent of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities purchasable upon such








          exercise together with certain information set forth on the reverse side of the Warrant Certificate. Warrants will be deemed to have been exercised upon receipt of the exercise price, subject to the receipt within five business days of the Warrant Certificate evidencing such Warrants. Upon receipt of such payment and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities purchasable upon such exercise. If fewer than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.


                                PLAN OF DISTRIBUTION

               The Company may sell the Offered Securities to or through underwriters, dealers, or agents, and also may sell the Offered Securities to one or more other purchasers or through a combination of any such methods of sale.

               The Prospectus Supplement with respect to the Offered Securities sets forth the terms of the offering (and, in certain circumstances, any reoffering), including the name or names of any underwriters, agents or other purchasers, the purchase price in respect of the Offered Securities, the proceeds to the Company, any initial public offering price, any discounts, commissions and other items constituting compensation from the Company and any discounts, concessions or commissions allowed or reallowed or paid by any underwriters to other dealers.

               The distribution of the Offered Securities may be effected by one or more agents, broker-dealers, underwriters or other purchasers from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. If underwriters are used in the sale, the Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Offered Securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Unless otherwise set forth in the Prospectus Supplement, the obligations of an agent, broker-dealer, underwriter or other purchaser to purchase Offered Securities will be subject to satisfaction of certain conditions, and such underwriters will be obligated to purchase all such Offered Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or realized or paid to dealers may be changed from time








          to time. The Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the related Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any agent will be acting on a best efforts basis for the period of its appointment.

               If so indicated in the Prospectus Supplement, the Company may authorize underwriters, dealers or other persons acting as the Company's agents to solicit offers by certain institutions to purchase from the Company at the offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commissions payable for solicitation of such contracts.

               Agents and underwriters may from time to time purchase and sell the Offered Securities in the secondary market, but are not obligated to do so, and there can be no assurance that there will be a secondary market for the Offered Securities or liquidity in the secondary market if one develops. From time to time, agents and underwriters may make a market in the Offered Securities.

               Underwriters, agents and other purchasers who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into by the Company to indemnification by the Company against certain liabilities, including liabilities under the Act, or to contribution with respect to payments which the underwriters, agents or other purchasers may be required to make in respect thereof. Such underwriters, agents and other purchasers may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

























                                   LEGAL OPINIONS


               The legality of the Offered Securities offered hereby will be passed upon for the Company by James M. Neville, Vice President, General Counsel and Secretary of Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164. At May 23, 1995 Mr. Neville was the beneficial owner of 26,951 shares of Common Stock of the Company. Additionally, as of May 23, 1995, 423 shares of Common Stock, and 1,056 shares of Preferred Stock, convertible under certain conditions into Common Stock, of the Company were allocated to Mr. Neville's accounts under certain of the Company's benefit plans.

                                       EXPERTS

               The financial statements incorporated in this Prospectus by reference to Ralston Purina Company Annual Report on Form 10-K for the year ended September 30, 1994, have been so incorporated in reliance on the report of Price Waterhouse LLP independent accountants, given on the authority of said firm as experts in auditing and accounting.








































                                             $400,000,000
                  TABLE OF CONTENTS
               PROSPECTUS                         RALSTON PURINA COMPANY

                              PAGE
                              ------
          Available Information             2

          Incorporation of Certain
           Documents by Reference      2

          Ralston Purina Company       3               Debt Securities and
          Warrants

          Use of Proceeds              3               to Purchase Debt
          Securities

          Ratio of Earnings to
           Fixed Charges               3

          Description of Debt
           Securities                  5

          Description of Warrants     11`

          Plan of Distribution             12

          Legal Opinions              12

          Experts                     12

                                             No dealer,  salesman or  other
          person
                                             has been  authorized  to  give
          any
                                             information or to make any
                                             representation  not  contained

          in this
                                             prospectus and,  with  respect
          to
                                             particular Offered Securities,
          the
                                             Prospectus Supplement or,  any
          pricing
                                             supplement  relating  thereto,
          and, if
                                             given    or     made,     such
          information or
                                             representation  must  not   be
          relied
                                             upon as having been authorized
          by
                                             the Company or any agent,
                                             underwriter or dealer. This








                                             Prospectus, the Prospectus
                                             Supplement  or   any   pricing
          supplement
                                             does not  constitute an  offer
          to sell or
                                             a solicitation of an offer  to
          buy any of
                                             the securities offered  hereby
          in any
                                             jurisdiction to any person  to
          whom it
                                             is unlawful to make such offer
          or
                                             solicitation      in      such
          jurisdiction.

          -----------------------------------------------------------
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               -----------------------------------------------------












































                                       PART II
                       INFORMATION NOT REQUIRED IN PROSPECTUS

          Item 14.  Other Expenses Of Issuance And Distribution.

               An itemized statement of the amount of all expenses, other than underwriting discounts and commissions, incurred by the Company in connection with the issuance and distribution of the Debt Securities and Warrants follows:

                    Securities and Exchange Commission Registration Fee
               $137,932
                    Trustees' Fees and Expenses                       $
          3,100*
                    Printing and Engraving Expenses                   $
          2,500*
                    Rating Agency Fees                           $116,250*
                    Accounting Fees and Expenses                    50,000*
                                                                $
                    Blue Sky Fees and Expenses                        $
          20,000*
                    Miscellaneous Expenses                       $   5,000*
                                                            ---------------
          --
                         Total                                   $334,782
                                                            ---------------
          --
          ---------------

                    *All amounts estimated except Registration Fee.








































          Item 15.  Indemnification Of Directors And Officers.

               Under Section 351.355 of the Missouri General and Business Corporation Law ("GBCL") and Company's Restated Articles of Incorporation, the Company must indemnify any person (other than a party plaintiff serving on his or her behalf or in the right of the Company) who is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the maximum extent permitted by law, against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, proceeding or claim (including an action by or in the right of the Company), by reason of the fact that such person is or was serving in such capacity, provided that such person's conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct. The Company's directors and executive officers also have indemnification agreements with the Company pursuant to which the Company agrees to indemnify such persons to the full extent authorized or permitted by the GBCL. The agreements also provide for indemnification to the extent not covered by the GBCL or insurance policies purchased and maintained by the Company (e.g. if the GBCL is amended to change the scope of indemnification). Such indemnification would be co-extensive with the indemnification currently permitted by the GBCL as described above, but no indemnity would be paid (i) in respect to remuneration paid to such person if it shall be finally adjudged that such remuneration was in violation of law; (ii) on account of any suit for an accounting of profits made from the purchase or sale by such person of securities of the Company pursuant to the provision of Section 16(b) of the Exchange Act or similar provision of any state or local statutory law; (iii) on account of such person's conduct which is finally judicially adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct; or (iv) if a final decision by a court having jurisdiction in the matter (all appeals having been denied or none having been taken) shall determine that such indemnification is not lawful.

               The Company has directors' and officers' insurance which protects each director or officer from liability for actions taken in their capacity as directors or officers. This insurance








          may provide broader coverage for such individuals than may be required by the provisions of the Company's Restated Articles of Incorporation.

               The foregoing represents a summary of the general effect of Missouri law and the Company's Restated Articles of Incorporation for purposes of general description only. Additional information regarding indemnification of directors and officers can be found in the Missouri statutes, the Company's Restated Articles of Incorporation and its pertinent insurance contracts.

               The Underwriting Agreement General Terms and Provisions filed as Exhibit 1 hereto provides for indemnification of the Company's directors and officers against civil liabilities, including liabilities under the Securities Act of 1933.



                                        II-2











































          Item 16.  Exhibits.

               1         Form of Underwriting Agreement General Terms and
          Provisions
                4(a)     Form of Indenture
               4(b)      Form of Note.*
               4(c)      Form of Debenture.*
               4(d)      Form of Extendible Note.*
               4(e)      Form of Warrant Agreement, including Form of
          Warrant.*
               5         Opinion of James M. Neville, Vice President,
          General Counsel and Secretary.
               12        Statement and Computation Showing the Ratio of
          Earnings to Fixed                  Charges.
               24(a)     Consent of Price Waterhouse LLP
               24(b)     Consent of James M. Neville, Vice President,
                    General Counsel and Secretary.  (included in Exhibit 5
                    above.)
               25        Powers of Attorney (included on signature page on
                    II-5.)
               26        Form T-1, Statement of Eligibility under the Trust
                    Indenture Act of 1939 of The First National Bank of
                    Chicago.
          -------------------------------------------

          *The form of security with respect to each particular offering of securities registered hereunder, and the form of Warrant Agreement, if any, will be filed as an exhibit to a Current Report on Form 8-K of the Company and incorporated by reference herein.

          Item 17.  Undertakings.

               The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
          Statement:

                    (i)  To include  any  prospectus  required  by  Section
               10(a)(3)  of  the  Securities   Act,  unless   the
               information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated herein by reference;

                         To reflect in the  prospectus any facts or  events
              (i) arising  after  the  effective  date  of  the   Registration
               Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13








               or Section 15(d) of the Exchange Act and incorporated herein by reference; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the Securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                        II-3


               (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to
          Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and  controlling  persons  of  the  Registrant  pursuant  to  the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted against the Registrant by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



































                                        II-4





































                                     SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on
          May 26, 1995.

                                             RALSTON PURINA COMPANY

                                             /s/ William P. Stiritz
                                              By: William P. Stiritz,
          Chairman of
                                                        the Board and Chief
          Executive
                                                  Officer

                             --------------------------

               Know all men by these presents, that each person whose signature appears below constitutes and appoints J. M. Neville and T. L. Grosch, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on May 25, 1995 by the following persons in the capacities indicated.

          _________          SIGNATURE                            TITLE


               William P. Stiritz
          --------------------------------------                 Chairman
          of the Board, Chief
               William P. Stiritz
               Executive Officer, and

               Director









               James R. Elsesser
          --------------------------------------                 Vice
          President and Chief
               James R. Elsesser
               Financial Officer

               Anita M. Wray
          --------------------------------------                 Controller
               Anita M. Wray



                                        II-5

















































          _________          SIGNATURE                      TITLE



               David R. Banks
          --------------------------------------
               Director
               David R. Banks

               John H. Biggs
          --------------------------------------
               Director
               John H. Biggs

               Donald Danforth, Jr.
          --------------------------------------
               Director
               Donald Danforth, Jr.

               William H. Danforth
          --------------------------------------
               Director
               William H. Danforth

               David C. Farrell
          --------------------------------------
               Director
               David C. Farrell

               M. Darrell Ingram
          --------------------------------------
               Director
               M. Darrell Ingram

               John F. McDonnell
          --------------------------------------
               Director
               John F. McDonnell

               Katherine D. Ortega
          --------------------------------------
               Director
               Katherine D. Ortega

               William P. Stiritz
          --------------------------------------
               Director
               William P. Stiritz





                                        II-6









                                       FORM OF

                                  INDEX TO EXHIBITS


          EXHIBIT
          ______          NUMBER                EXHIBIT

          1         Form of Underwriting Agreement General Terms and
          Provisions

          4(a)      Form of Indenture

          4(b)           Form of Note*

          4(c)           Form of Debenture*

          4(d)           Form of Extendible Note*

          4(e)           Form of Warrant Agreement, including Form of
                    Warrant*

          5              Opinion of James M. Neville, Vice President,
                    General Counsel and Secretary

          12             Statement and Computation Showing the Ratio of
                    Earnings to Fixed Charges

          24(a)          Consent of Price Waterhouse LLP

          24(b)          Consent of James M. Neville, Vice President,
                    General Counsel and Secretary.  See Exhibit 5 above.

          25        Powers of Attorney (included on signature page on page
                    II-5)

          26             Form T-1, Statement of Eligibility under the Trust
                    Indenture Act of 1939 of The First National Bank of
                    Chicago
          _________________________
          _____               _____                    _____

          *The form of security with respect to each particular offering of securities registered hereunder, and the form of Warrant Agreement, if any, will be filed as an exhibit to a Current Report on Form 8-K of the Company and incorporated herein by reference.












































































                       RALSTON PURINA COMPANY AND SUBSIDIARIES
                     STATEMENT AND COMPUTATION SHOWING THE RATIO
                            OF EARNINGS TO FIXED CHARGES
                                (dollars in millions)

                                     ths                              Six Mon
                              Ended ---------------------------------------
          --
                              March 31       Year ended September 30
                              ---------------------------------------------
          -----
                              1995(a)1994(b) 1993 1992(c) 1991(d)1990
                              --------  -------- ------ -------  -------- -
          -----

          Earnings Before
           Extraordinary Item and
           Cumulative Effect of
           Accounting Changes      $152.5    $218.4    $341.3    $320.7
               $391.9    $396.3

          Income Taxes               118.5     203.3     239.1     221.4
          255.9       258.7
                              -------- ------- ------- ------- ------- ----
          ----
                                271.0     421.7      580.4     542.1
          647.8       655.0
                              -------- ------- ------- ------- ------- ----
          ----

          Fixed Charges

               Preferred Stock
               dividend, pre-tax      15.8      33.8      34.4      34.4
                  33.9          34.2

               Interest incurred      96.9     223.0     241.3     246.9
          217.8       213.0

               Rentals           10.9      24.1      23.3      23.4
          22.3    21.5
                              --------    -------    -------    -------
          -------    --------
               Total fixed charges   123.6     280.9     299.0     304.7
          274.3       268.4
                              --------    -------    -------    -------
          -------    --------
               Less capitalized
                 interest and preferred
                 stock dividend      (17.0)    (36.4)    (37.6)    (38.4)
          (43.3)      (39.2)
                              --------    -------    -------    -------
          -------    --------









          Earnings Before Income
           Taxes, Extraordinary Item,
           Cumulative Effect of
           Accounting Changes and
           Fixed Charges      $377.6  $666.2  $841.8  $808.4  $878.8
          $884.2
                              =====  =====  =====  =====  =====  =====

          Ratio of Earnings to
           Fixed Charges (e)(f)            3.1         2.4       2.8
          2.7         3.2         3.3
                                ===        ===     ===      ===      ===
          ===

          -------------------
          (a) Excluding provisions for restructuring of the Company's battery operations in the six months ended March 31, 1995, earnings before income taxes and fixed charges were $412.6 and the ratio of earnings to fixed charges was 3.3.

          (b) Excluding provisions for restructuring of the Company's battery and bakery operations in the year ended September 30, 1994, earnings before income taxes, extraordinary item and fixed charges were $766.1 and the ratio of earnings to fixed charges was 2.7.

          (c) Excluding provisions for restructuring of the Company's battery, agricultural and bakery operations and gains on the sale of international battery products property in the year ended September 30, 1992, earnings before income taxes, extraordinary item and fixed charges were $845.9 and the ratio of earnings to fixed charges was 2.8.

          (d) Excluding provisions for restructuring of the Company's battery, bakery and grocery products operations, and certain environmental costs, in the year ended September 30, 1991, earnings before income taxes and fixed charges were $924.7 million and the ratio of earnings to fixed charges was 3.4.

          (e) On April 12, 1995, the Company and Interstate Bakeries Corporation (Interstate)
               jointly announced the signing of a definitive sales agreement for Interstate to acquire








               Continental Baking Company (CBC), a wholly-owned subsidiary of the Company.
               The earnings and fixed charges of CBC are included in the above ratios.

          (f) For the purpose of this ratio, "Earnings" consists of earnings before income taxes, extraordinary items (which have occurred in fiscal years 1992, 1993,
              1994), cumulative effect of accounting changes (1993) and "fixed charges". "Fixed charges" consist of preferred stock dividends, interest and amortization of debt discount and expense on all indebtedness and a portion of net rental expense representative of the interest factor.














































                                                            Exhibit 1


                               Ralston Purina Company

              Debt Securities and Warrants to Purchase Debt Securities

                 UNDERWRITING AGREEMENT GENERAL TERMS AND PROVISIONS

               1. Introductory. Ralston Purina Company, a Missouri corporation ("Company"), proposes to issue and sell from time to time, either jointly or separately, certain of its debt securities ("Debt Securities") and warrants to purchase Debt Securities ("Warrants") registered under the registration statement referred to in Section 2(a). The Debt Securities will be issued under an indenture, dated as of May 26, 1995, ("Indenture"), between the Company and The First National Bank of Chicago, as Trustee, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Debt Securities being determined at the time of sale. The Warrants will be to purchase Debt Securities issued under the Indenture, in one or more series, which series may vary as to duration, exercise prices, detachability, selling prices and other terms, with all such terms for any particular series of the Warrants being determined at the time of sale. Particular series of the Debt Securities and Warrants will be sold, pursuant to a Terms Agreement referred to in Section 3, for resale in accordance with terms of offering determined at the time of sale.

               The Debt Securities and Warrants involved in any such offering, whether sold independently of each other or collectively, are hereinafter referred to as the "Securities". The firm or firms which agree to purchase the Securities are hereinafter referred to as the "Underwriters" of such Securities, and the representative or representatives of the Underwriters, if any, specified in a Terms Agreement referred to in Section 3 are hereinafter referred to as the "Representatives"; provided, however, that if the Terms Agreement does not specify any representative of the Underwriters, the term "Representatives", as used in this Agreement (other than in Sections 2(b), 5(c) and 6 and the second sentence of Section 3), shall mean the Underwriters.

               2.   Representations and  Warranties of  the Company.   The
          Company represents and warrants to, and agrees with, each Underwriter that:


             (a) A registration statement on Form S-3 (File No. 33- ______), and any amendments thereto, with respect to the Securities have (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933 (the "Securities Act") and the rules and regulations








             (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Securities Act, and (iii) become effective under the Securities Act. The Indenture pursuant to which the Securities will be issued has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of such registration statement and any amendments thereto have been delivered by the Company to the Representatives. As used in this Agreement, "Registration Statement" means such registration statement when it became effective under the Securities Act, and as from time to time amended or supplemented thereafter at the time of effectiveness of such amendment or filing of such supplement with the Commission (including all documents incorporated therein by reference); "Basic Prospectus" means the prospectus (including all documents incorporated therein by reference) included in the Registration Statement; and "Prospectus" means the Basic Prospectus, together with any amendment or supplements thereto, as first filed with the Commission pursuant to paragraph (2) or (5) of Rule 424(b) of the Rules and Regulations. The Commission has not issued any order preventing or suspending the use of the Basic Prospectus or any Prospectus.

             (b) The Registration Statement and any amendment thereto, as of their respective effective dates, and the Prospectus, as of its issue date, complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the applicable rules and regulations of the Commission thereunder; and the Registration Statement and any amendment thereto, as of their respective effective dates (and, if an Annual Report on Form 10-K of the Company has been filed subsequent to the effective date of the Registration Statement, as of the date of filing of the most recent such Annual Report on Form 10-K), did not contain or will not contain, as the case may be, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and the Prospectus does not and will not as of the Closing Date (as hereinafter defined) contain an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representatives expressly for use in the Prospectus or as to any statement in or omissions from the statement of eligibility and qualifications on Form T-1 of the Trustee under the Trust Indenture Act.









             (c) The documents, if any, incorporated by reference in the Prospectus, when they were filed with the Commission, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the applicable rules and regulations of the Commission thereunder, and none of such documents, as of their respective filing dates, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus when such documents are filed with the Commission, as the case may be, will comply as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder, and will not as of their respective filing dates, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter of the Securities through the Representatives expressly for use in the Prospectus.

               3.   Purchase and Offering of Securities.  The obligation of
          the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communications ("Terms Agreement") at the time the Company determines to sell the Securities. Each Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the public offering price, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, denominations designations, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). Each Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than seven full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in each Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. Time








          shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Securities delivered to the Underwriters on the Closing Date will be in definitive, fully registered form, and may be issued pursuant to the Book-Entry System described in the Prospectus, in such denominations and registered in such names as the Underwriters may request, against payment by such Underwriters of the purchase price therefore by such means and in such funds as specified in
          the Terms Agreement      If a Terms Agreement provides for sales
          of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex I attached hereto ("Delayed Delivery Contracts") with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

               4. Certain Agreements of the Company. The Company agrees with the Several Underwriters that it will furnish to counsel for the Underwriters one signed copy of the registration statement relating to the Debt Securities and Warrants, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

             (a) The Company will advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus and will afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; and will obtain the prior consent of the Underwriter to the filing, which consent shall not be unreasonably withheld or delayed; and the Company will also advise the Representatives promptly of the filing of any such amendment or supplement and of








             the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

             (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company promptly will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

             (c) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the later of (i) the effective date of the registration statement relating to the Debt Securities and Warrants, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and
             (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of
             Section 11(a) of the Act.

             (d) The Company will furnish to the Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

             (e) The Company will arrange for the qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

             (f) During the period of five years after the date of any Terms Agreement, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, and the Company will furnish to








             the Representatives (i) as soon as available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Securities Exchange Act of 1934 or mailed to stockholders, and (ii) from time to time, such other publicly available information concerning the Company as the Representatives may reasonably request.

             (g) Expenses. The Company agrees to pay (i) the costs incident to the authorization, issuance, sale and delivery of the Securities and any taxes payable in that connection;
             (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement and any amendments and exhibits thereto; (iii) the costs of distributing the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereto (including, in each case, exhibits), the Prospectus and any amendment or supplement to the Prospectus, all as provided in this Agreement; (iv) the costs of reproducing and distributing this Agreement;
             (v) the costs of distributing the underwriting documentation in connection with the organization of the underwriting syndicate and selling group to the members thereof by mail, telex or other means of communication;
             (vi) the fees and expenses of filings, if any, with foreign securities administrators and of qualifying the Debt Securities and Warrants under the securities laws of the several jurisdictions as provided in Section 4(e) and of preparing, printing and distributing a Blue Sky memorandum (including related fees and expenses of counsel to the Underwriters); (vii) the cost of printing the Debt Securities and the Warrants; (viii) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of any counsel for the Trustee in connection with the Indenture and the Debt Securities; (ix) the fees and expenses of the Warrant Agent and any agent of the Warrant Agent and the fees and disbursements of any counsel for the Warrant Agent in connection with the Warrant Agreement and the Warrants; (x) the fees paid to rating agencies in connection with the rating of the Securities; (xi) any costs and expenses of the depositary with respect to the Securities and its nominee, including its book-entry system; and (xii) all other costs and expenses incident to the performance of the obligations of the Company under this Agreement; provided that except as provided in this Section 4(g) and in Section 8, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel, any transfer taxes on the Debt Securities and the Warrants which they may sell and the expenses of advertising any offering of the Debt Securities and the Warrants made by the Underwriters, and the Company shall pay the fees and expenses of its counsel and any transfer taxes payable in connection with its sale of Debt Securities and the Warrants to the Underwriters.









             (h) For a period beginning at the time of execution of a Terms Agreement and ending 30 days after the Closing Date relating to such Terms Agreement, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell or otherwise dispose of any United States dollar denominated, foreign currency denominated or ECU debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue or warrants to purchase such debt securities.

          5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for
          the  Securities  will   be  subject  to   the  accuracy  of   the
          representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

             (a) On the Closing Date, you shall have received a letter, satisfactory in form and substance to you and your counsel, dated the Closing Date and addressed to you, of Price Waterhouse LLP, independent certified public accountants for the Company, containing statements and information of the type ordinarily included in accountants' comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement.

             (b) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

             (c) Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, any (i) loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus as of the date thereof or (ii) since such date there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries (otherwise than as set forth or contemplated in the Prospectus) or any change in or affecting, or any adverse development which affects, the business, properties, financial position, stockholders' equity or results of operations of the Company and its subsidiaries as a whole, otherwise than as set forth or contemplated in the Prospectus as of the date thereof, the effect of which, in any such case described in clause (i)








             or (ii), is, in the reasonable judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered on the Closing Date on the terms and in the manner contemplated herein or in the Prospectus.

             (d) Subsequent  to  the  execution  and  delivery  of  this
             Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, Inc. (the "NYSE"), the American Stock Exchange or the over-the-counter market shall have been suspended or minimum prices shall have been established on either of such exchanges or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it in each such case, in the judgment of a majority in interest of the several Underwriters, impracticable or inadvisable to proceed with the delivery of the Securities on the terms and in the manner contemplated in the Prospectus.

             (e) Subsequent to the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by a nationally recognized statistical rating organization, as that term is defined by the Commission for purposes of Rule 436(g) (2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities.

             (f) The Representatives shall have received an opinion, dated the Closing Date, of James M. Neville, Vice President and General Counsel of the Company, to the effect that:

               (i) Each of the Company, and Eveready Battery Company, Inc., Continental Baking Company, VCS Holding Company, Ralston Purina Overseas Battery Company and Protein Technologies International, Inc. (together the "Significant Subsidiaries"), has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and








               conduct its business  as described  in the  Prospectus;
               and each of the Company and the Significant Subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the Company;

               (ii) The Indenture and the Warrant Agreement, if applicable, have been duly authorized, executed and delivered by the Company and the Indenture has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered; the Indenture and the Warrant Agreement, if applicable, and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and the Warrant Agreement, if applicable, and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Indenture and the Warrant Agreement, if applicable, and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the descriptions thereof contained in the Prospectus;

               (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Act and the Trust Indenture Act and such as may be required under state securities laws;

               (iv) The Company has an authorized capitalization as set forth in the Prospectus and all of the issued shares of capital stock of the Company and each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and non-
               assessable; all of the capital stock of each Significant Subsidiary is owned directly or indirectly by the Company, and, to the best knowledge of such








               counsel, such capital stock is free and clear of any mortgage, pledge, lien, encumbrance, claim or equity;

               (v) The execution, delivery and performance of the Indenture, the Warrant Agreement (if applicable), the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties or any agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter or bylaws of the Company or any subsidiary of the Company, and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by the Terms Agreement (including the provisions of this Agreement);

               (vi) The Registration Statement has become effective under the Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and the registration statement relating to the Debt Securities and Warrants, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Act, the Trust Indenture Act and the rules and regulations thereunder; and all documents incorporated by reference therein complied as to form when filed in all material respects with the requirements of the Exchange Act and the applicable rules and regulations; such counsel has no reason to believe that (a) the Registration Statement as of its effective date (or, if an Annual Report on Form 10-K of the Company has been filed subsequent to its effective date, as of the date of filing of the most recent such Annual Report), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that (b) the Prospectus as of its date and as of the Closing Date, including any amendments or supplements to the Prospectus (other than the financial








               statements and related schedules therein, as to which such counsel need express no opinion) contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; and such counsel does not know of any legal or governmental proceedings  required to  be described  in
               the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus; and

               (vii) The Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts have been duly authorized, executed and delivered by the Company.

             (g) The Representatives shall have received from counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to the incorporation of the Company and all other matters governed by Missouri law upon the opinion of James M. Neville referred to above.

             (h) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice President and a principal financial or accounting officer of the company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company and its









             subsidiaries except as set forth in or contemplated by the Prospectus or as described in such certificate.

               6.  Indemnification and Contribution.  (a)   The Company
             will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, or any action in respect thereof to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein.

             (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities or any action in respect thereof to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such









             loss, claim, damage, liability or action as such expenses are incurred.

             (c) Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however , that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized by the indemnifying party in writing, (ii) such indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party and in the reasonable judgment of such counsel it is advisable for such indemnified party to employ separate counsel or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm or attorneys at any time for all such indemnified parties, which firm shall be designated in writing by the Representatives, if the indemnified parties under this
             Section 6 consist of any Underwriter or any of their respective controlling persons, or by the Company, if the indemnified parties under this Section 6 consist of the Company or any of the Company's directors, officer or controlling persons.










             (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) was determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation








             (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

             (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any
             Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

               7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under a Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and such Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwriters' obligations to purchase the principal amounts of the Securities set forth opposite their names in a Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company relating to such Securities.











               The foregoing obligations and agreements set forth in this Section will not apply if a Terms Agreement specified that such obligations and agreements will not apply.

               8. Survival of Certain Representations and Obligations . The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respect representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the obligations of the Underwriters with respect to any offering of Securities are terminated pursuant to
          Section 7 or if for any reason the purchase of the Securities by the Underwriters under a Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to
          Section 6 shall remain in effect. If the Company shall fail to tender the Securities for delivery to the Underwriters for any reason permitted under this Agreement or the Underwriters shall decline to purchase the Securities for any reason permitted under this Agreement (including the termination under this Agreement), the Company shall reimburse the Underwriters, severally, for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of default of one or more Underwriters, the Company shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

             9. Notices.   All  communications  hereunder will  be  in
          writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses furnished to the Company in writing for the purpose of communications hereunder  or, if  sent to  the Company,  will  be mailed, delivered or telegraphed and confirmed to it at Checkerboard Square, St. Louis, Missouri 63164, Attention: James
          R. Elsesser.

               10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

               11. Governing Law. This Agreement and each Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.










               12. Counterparts. The Terms Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

               13. Headings. The headings are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.






















































                                                       ANNEX I

              (Three copies of this Delayed Delivery Contract should be
                signed and returned to the address shown below so as
                    to arrive not later than 9:00 A.M., New York
                           time, on ___________ __, 199_*)


                     DELAYED DELIVERY CONTRACT

                      [Insert date of initial public offering]



          RALSTON PURINA COMPANY



          Attention:

          Gentlemen:

               The undersigned  hereby  agrees  to  purchase from  Ralston
          Purina Company, a Missouri corporation ("Company"), and the Company agrees to sell to the undersigned, [If one delayed closing, insert --- as of the date hereof, for delivery on _______________ ___, 19__ ("Delivery Date"),]

                                $___________________

          principal amount of the Company's [Insert title of securities] ("Securities"), offered by the Company's Prospectus dated ________ ___, 199__ and a Prospectus Supplement dated ________ __ 199__ relating thereto, receipt of copies of which is hereby acknowledged, at ____% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

               [If two or more delayed closings, insert the following:

               The undersigned will  purchase from  the Company  as of  the
          date  hereof,  for  delivery  on  the  dates  set  forth   below,
          Securities in the principal amounts set forth below:

            Delivery Date                     Principal Amount

               ______________________   ____________________________

               ______________________   ____________________________

          Each of such delivery dates is hereinafter referred to as a "Delivery Date".]





               Payment for the Securities that the undersigned has agreed to purchase for delivery on --- the --- each --- Delivery Date shall be made to the Company or its order by certified or official bank _________________

          * Insert date which is third full business day prior to Closing Date under the Terms Agreement.





          check in New York Clearing House (next day) funds at the office of ________________________ at _M. on -- the --- such ---
          Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned --- for delivery on such Delivery Date --- in definitive fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to --- the --- such --- Delivery Date.

               It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on --- the --- each --- Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at --- the --- such --- Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

               Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

               This Contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

               It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.
                                        Yours very truly,

                                        _______________________________
                                                                  (Name of
          Purchaser)






                                        By ____________________________

                                        _______________________________
                                                                  (Title of
          Signatory)
                                        _______________________________
                                        _______________________________
                                             (Address of Purchaser)
          Accepted, as of the above date.

          RALSTON PURINA COMPANY

          By  _____________________________________
                        [Insert Title]





                                                        Exhibit 4(a)

      UUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUU
      _________________________________________________________________________
      _____






                               RALSTON PURINA COMPANY


                                                   Issuer

                                         AND




                                 THE FIRST NATIONAL

                                   BANK OF CHICAGO


                                                   Trustee



                                 ___________________






                                      INDENTURE


                           Dated as of ____________, 1995





                                 __________________









      UUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUUU





             Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of May 26, 1995


          Trust Indenture Act Section                            Indenture
          Section


          S 310          (a)(1)    . . . . . . . . . . . . . . . . . . . .
          . . . . . . . .     6.9
                    (a)(2)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.9
                    (a)(3)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . Not Applicable
                    (a)(4)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . Not Applicable
                    (a)(5)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.9
                         . . . . . . . . . . . . .                     (b)
                          . . . . . . . . . . . .
          . . .     6.8,6.10
                         . . . . . . . . . . . . . . . . . . . . . . . . .
                   (c)
          . . .     Not Applicable
          S 311          (a)  . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.13
                         . . . . . . . . . . . . . . . . . . . . . . . . .
                    (b)
          . . .     6.13
                         . . . . . . . . . . . . . . . . . . . . . . . . .

       (c)
          . . .     Not Applicable
          S 312          (a)  . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 4.1, 4.4(a)
                         . . . . . . . . . . . . . . . . . . . . . . . . .
                   (b)
          . . .     4.4(b)
                         . . . . . . . . . . . . .
                  (c)                            . . . . . . . . . . . .
          . . .     4.4(c)
          S 313          (a)  . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 4.3
                         . . . . . . . . . . . . . . . . . . . . . . . . .
  (b)
          . . .     4.3
                         . . . . . . . . . . . . . . . . . . . . . . . . .

    (c)
          . . .     4.3
                         . . . . . . . . . . . . . . . . . . . . . . . . .
                 (d)
          . . .     4.3
          S 314          (a)  . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 4.2,3.5
                    (b)  . . . . . . . . . . . . . . . . . . . . . . . . .
          . . .     Not Applicable
                    (c)(1)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 11.5
                    (c)(2)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 11.5
                    (c)(3)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . Not Applicable
                         . . . . . . . . . . . . . . . . . . . . . . . . .

      (d)
          . . .     Not Applicable







                    (e)  . . . . . . . . . . . . . . . . . . . . . . . . .
          . . .     11.5
          S 315          (a)  . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.1
                         . . . . . . . . . . . . . . . . . . . . . . . . .
      (b)
          . . .     5.11
                    (c)  . . . . . . . . . . . . . . . . . . . . . . . . .
          . . .       1                    6.
                    (d)(1)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.1(a)
                    (d)(2)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.1(b)
                    (d)(3)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 6.1(c)
                    (e)  . . . . . . . . . . . . . . . . . . . . . . . . .
          . . .     5.12
          S 316          (a)(1)(A). . . . . . . . . . . . . . . . . . . . .
          . . . . . .    5.9
                    (a)(1)(B). . . . . . . . . . . . . . . . . . . . . . .
          . . . .   5.10
                    (a)(2)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . Not Applicable
                         . . . . . . . . . . . . . . . . . . . . . . . . .
                 (b)
          . . .     5.9
                         . . . . . . . . . . . . . . . . . . . . . . . . .
                  (c)
          . . .     Not Applicable
          S 317          (a)(1)    . . . . . . . . . . . . . . . . . . . .
          . . . . . . . .     5.2
                    (a)(2)    . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . 5.2(a)
                         . . . . . . . . . . . . . . . . . . . . . . . . .

      (b)
          . . .     10.2
          S 318          . . . . . . . . . . . . . . . . . . . . . . . . .
          . . . . . . . .     11.7

          _____________________
          Note:          This reconciliation and tie shall not, for any
          purpose, be deemed to be
                    a part of the Indenture.

                                  TABLE OF CONTENTS

                                   ---------------

___                                                                 PAGE

          PARTIES                                                  1

          RECITALS                                                 1


               Authorization of Indenture

          1








               Compliance with Legal Requirements                       1

               Purpose of and Consideration for Indenture

          1


                                     ARTICLE ONE

                                     DEFINITIONS


          Section 1.1    Certain Terms Defined

          1

                    Authenticating Agent                                1

                    Board of Directors                                  1

                    Business Day                                        2

                    Code                                           2

                    Commission                                          2

                    Component Currency                                  2


                    Conversion Date                                     2

                    Corporate Trust Office                              2

                    Coupon                                         2

                    Coupon Security                                     2

                    Depositary                                          2

                    Discount Security                                   2

                    Dollar                                              2

                    Dollar Equivalent of the ECU                        2

                    Dollar Equivalent of the Foreign Currency

                 2

                    Domestic Subsidiary                                 2

                    ECU                                            3

                    European Communities                                3












                                                                 PAGE

                  European Monetary System                            3

                    Events of Default                                   3

                    Exchange Rate Officer's Certificate

                 3

                    Foreign Currency                                    3

                    Fully Registered Security

          3

                    GAAP                                           3

                    Global Security                                     3

                    Holder, Holder of Securities, Securityholder

          3

                    Indenture                                      3

                    Issuer                                              3

                    Market Exchange Rate                                3

                    Officers' Certificate

          3

                    Official ECU Exchange Rate

          3

                    Opinion of Counsel                                  4

                    Original issue date                                 4

                    Outstanding                                         4

                    Paying Agent                                        4

                    Person                                              4

                    Place of Payment                                    4








                    Principal                                      5

                    Principal Property                                  5

                    Registered Holder                                   5

                    Registered Security                                 5

                    Responsible Officer                                 5

                    Security, Securities

          5

                    Specified Amount                                    5

                    Subsidiary                                          5

                    Trustee                                        5

                    Trust Indenture Act                                 5

                    United States of America                            5

                    Unregistered Security                               5

                    Valuation Date                                 5

                    vice president                                      5

                                     ARTICLE TWO

                                     SECURITIES


                                                                 PAGE


          Section 2.1    Forms Generally

          6

          Section 2.2    Form of Trustee's Certificate of Authentication

                      6

          Section 2.3    Amount Unlimited; Issuable in Series

                 7

          Section 2.4    Authentication and Delivery of Securities

                      9








          Section 2.5    Execution of Securities

          10

          Section 2.6    Certificate of Authentication

          10

          Section 2.7    Denomination and Date of Securities; Payments of

          Interest   10

          Section 2.8    Registration, Transfer and Exchange

                12

          Section 2.9    Mutilated, Defaced, Destroyed, Lost and Stolen

          Securities      14

          Section 2.10   Cancellation of Securities; Destruction Thereof

                     15

          Section 2.11   Temporary Securities

                15

          Section 2.12   Currency and Manner of Payments in Respect of

          Securities      15

          Section 2.13   Compliance with Certain Laws and Regulations

                18

          Section 2.14   Securities Issuable in the Form of a Global

          Security        18

          Section 2.15   Appointment of Agents with Respect to Certain

          Calculations    20


                                    ARTICLE THREE

                               COVENANTS OF THE ISSUER


          Section 3.1    Payment of Principal and Interest

                20








          Section 3.2    Offices for Payments, etc.

                21

          Section 3.3    Appointment to Fill a Vacancy in Office of Trustee

                     21

          Section 3.4    Paying Agents                                 21

          Section 3.5    Written Statement to Trustee

          22

          Section 3.6    Limitation on Liens

          22

          Section 3.7    Limitation on Sale and Lease-Back

                24

          Section 3.8    Additional Amounts

          24

          Section 3.9    Waiver of Certain Covenants

          25































                                    ARTICLE FOUR

                      SECURITYHOLDERS' LISTS AND REPORTS BY THE
                               ISSUER AND THE TRUSTEE


                                                                 PAGE

          Section 4.1    Securityholders Lists

                26

          Section 4.2    Reports by the Issuer

          26

          Section 4.3    Reports by the Trustee

          26

          Section 4.4    Preservation of Information; Communication to

          Holders         26


                                    ARTICLE FIVE

                     REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                 ON EVENT OF DEFAULT



          Section 5.1    Event of Default Defined; Acceleration of

                         Maturity; Waiver of Default

          28

          Section 5.2    Collection of Indebtedness by Trustee;

                         Trustee May Prove Debt                        29

          Section 5.3    Application of Proceeds

          31

          Section 5.4    Suits for Enforcement

          32










          Section 5.5    Restoration of Rights on Abandonment of

          Proceedings          32

          Section 5.6    Limitations on Suits by Securityholders

                32

          Section 5.7    Unconditional Right of Securityholders to

                         Institute Certain Suits                       33

          Section 5.8    Powers and Remedies Cumulative; Delay or

                         Omission Not Waiver of Default

          33

          Section 5.9    Control by Securityholders

                33

          Section 5.10   Waiver of Past Defaults

          34

          Section 5.11   Trustee to Give Notice of Default, But May

                         Withhold in Certain Circumstances

          34

          Section 5.12   Right of Court to Require Filing of Undertaking

                         to Pay Costs                                  34

























                                     ARTICLE SIX

                               CONCERNING THE TRUSTEE



                                                                 PAGE
    Section 6.1    Duties and Responsibilities of the Trustee; During

                         Default; Prior to Default

          35

          Section 6.2    Certain Rights of the Trustee

          36

          Section 6.3    Trustee Not Responsible for Recitals, Disposition

          of

                         Securities or Application of Proceeds Thereof

                37

          Section 6.4    Trustee and Agents May Hold Securities;

          Collections, etc.    37

          Section 6.5    Moneys Held by Trustee

          37

          Section 6.6    Compensation and Indemnification of Trustee and

          Its

                         Prior Claim                                   37

          Section 6.7    Right of Trustee to Rely on Officers' Certificate,

          etc.       38

          Section 6.8    Disqualification; Conflicting Interests

                38

          Section 6.9    Persons Eligible for Appointment as Trustee

                38









          Section 6.10   Resignation and Removal; Appointment of Successor

          Trustee    38

          Section 6.11   Acceptance of Appointment by Successor Trustee

                39

          Section 6.12   Merger, Conversion, Consolidation or Succession to

                         Business of Trustee                           40

          Section 6.13   Preferential Collection of Claims Against Issuer

                     40

          Section 6.14   Appointment of Authenticating Agent

                40


                                    ARTICLE SEVEN

                           CONCERNING THE SECURITYHOLDERS;
                                    SECURITYHOLDERS' MEETINGS


          Section 7.1    Evidence of Action Taken by Securityholders

                41

          Section 7.2    Proof of Execution of Instruments and of Holding

          of Securities   42

          Section 7.3    Holders to be Treated as Owners

                42

          Section 7.4    Securities Owned by Issuer Deemed Not Outstanding

                42

          Section 7.5    Right of Revocation of Action Taken

                43

          Section 7.6    Holders' Meetings

          43











          Section 7.7    Qualifications for Voting

                44
                                                                PAGE


        Section 7.8    Regulations

          44

          Section 7.9    Voting

          44

          Section 7.10   No Delay of Rights by Meeting

          45


                                    ARTICLE EIGHT

                               SUPPLEMENTAL  INDENTURES

          Section 8.1    Supplemental Indentures Without Consent of

                         Securityholders                               45

          Section 8.2    Supplemental Indentures With Consent of

          Securityholders      46

          Section 8.3    Effect of Supplemental Indenture

                47

          Section 8.4    Documents to Be Given to Trustee

                47

          Section 8.5    Notation on Securities in Respect of Supplemental

                         Indentures                                    47


                                    ARTICLE NINE

              CONSOLIDATION, MERGER, SALE OR CONVEYANCE









          Section 9.1    Issuer May Consolidate, Etc., on Certain Terms

                     48

          Section 9.2    Successor Corporation Substituted

                48

          Section 9.3    Opinion of Counsel to Trustee

          49


                                     ARTICLE TEN

              SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

         Section 10.1   Satisfaction and Discharge of Indenture

                49

          Section 10.2   Application of Trust Money

                50




                                   ARTICLE ELEVEN

                              MISCELLANEOUS PROVISIONS


          Section 11.1   Incorporators, Stockholders, Officers and

          Directors

                         of Issuer Exempt from Individual Liability

                50

          Section 11.2   Provisions of Indenture for Sole Benefit of

          Parties

                         and Securityholders                           50

          Section 11.3   Successors and Assigns of Issuer Bound by

          Indenture       51










          Section 11.4   Notices and Demands on Issuer, Trustee and

          Securityholders      51

          Section 11.5   Officers' Certificates and Opinions of Counsel;

                         Statements to be Contained Therein            51

          Section 11.6   Payments Due on Saturdays, Sundays and Holidays

                52

          Section 11.7   Conflict of Any Provision of Indenture with Trust

                         Indenture Act of 1939                         52

          Section 11.8    New York Law to Govern

          52

          Section 11.9   Counterparts

          53

          Section 11.10  Effect of Headings

          53

          Section 11.11  Separability Clause

          53

          Section 11.12  No Security Interest Created

          53



                                   ARTICLE TWELVE

                     REDEMPTION OF SECURITIES AND SINKING FUNDS


          Section 12.1   Applicability of Article

          53

          Section 12.2   Notice of Redemption; Partial Redemptions

                53











          Section 12.3   Payment of Securities Called for Redemption

                54

          Section 12.4   Exclusion of Certain Securities from Eligibility

                         for Selection for Redemption                  55

          Section 12.5   Mandatory and Optional Sinking Funds

                55

          Section 12.6   Repayment at the Option of the Holders

                57




                                  ARTICLE THIRTEEN

                                     DEFEASANCE

          Section 13.1   Applicability of Article
          57

          Section 13.2   Defeasance Upon Deposit of Moneys or

                         U. S. Government Obligations                  57

          Section 13.3   Deposited Moneys and U.S. Government

                         Obligations to be Held in Trust
          58


























                                                                 PAGE

          Section 13.4   Repayment to Issuer
          58

          Section 13.5   Reinstatement                                 58

               TESTIMONIUM                                             59

               SIGNATURES                                             59

               ACKNOWLEDGMENTS                                         60

















































               THIS INDENTURE, dated as of May 26, 1995, between RALSTON PURINA COMPANY, a Missouri corporation (the "Issuer"), and The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, as Trustee (the "Trustee"),


                                     WITNESSETH:

               WHEREAS, the Issuer has duly authorized the issue from time to time of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the "Securities") up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture and to provide, among other things, for the authentication, delivery and administration thereof, the Issuer has duly authorized the execution and delivery of this Indenture; and

               WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;

               NOW, THEREFORE:

               In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:

                                     ARTICLE ONE

                                     DEFINITIONS

               SECTION 1.1 Certain Terms Defined. For all purposes of this Indenture and any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

               (1) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

               (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

               (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.








          Certain terms, used principally in Article Three or Article Thirteen, are defined in those respective Articles.

               "Authenticating Agent" has the meaning specified in  Section
          6.14.

               "Board of Directors" means either the board of directors of the Issuer, or any committee of that board duly authorized to act hereunder or any director or directors and/or officer or officers of the Issuer to whom that board or committee shall have delegated its authority.

               "Business Day" means, with respect to any Place of Payment, except as may otherwise be provided in the form of Securities of any particular series or pursuant to Section 2.3, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a business day or legal holiday on which the Corporate Trust Office or banking institutions in that Place of Payment are authorized or obligated by law to close.

               "Code" means the Internal Revenue Code of 1986, as amended from time to time.

               "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties on such date.

               "Component Currency" has  the meaning  specified in  Section
          2.12.

               "Conversion Date" has the meaning specified in Section 2.12.

               "Corporate Trust Office" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 1 First National Plaza, Suite 0126, Chicago, Illinois 60670-0126.

               "Coupon," means any interest appertaining to any Security.

               "Coupon Security" means any Security authenticated and delivered with one or more Coupons appertaining thereto.

               "Depositary" means, unless otherwise specified by the Issuer pursuant to either Section 2.3 or 2.14, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered under the Securities and Exchange
          Act  of  1934,  as  amended,  or  other  applicable  statute   or
          regulation.








               "Discount Security" means any Security which is issued with "original issue discount" within the meaning of Section 1273(a) of the Code and the regulations thereunder.

               "Dollar" means the coin or currency of the United States of America which as of the time of payment is legal tender for the payment of public and private debts.

               "Dollar Equivalent of the ECU" has the meaning specified  in
          Section 2.12.

               "Dollar Equivalent of the Foreign Currency" has the meaning specified in Section 2.12.

               "Domestic Subsidiary" means any Subsidiary the majority of the operating assets of which shall be located, and the principal business of which shall be carried on, within the United States of America, other than a Subsidiary engaged primarily in the business of purchasing accounts receivable, making loans and advances against accounts receivable and chattels and related types of financing or engaged primarily in the business of owning, developing or leasing real property.

               "ECU" means the European Currency Unit as defined and revised from time to time by the Council of the European Communities.

               "European   Communities"   means   the   European   Economic
          Community, the European Coal and Steel Community and the European Atomic Energy Community.

               "European Monetary System" means the European Monetary System established by the Resolution of December 5, 1978 of the Council of the European Communities.

               "Event of Default" means any event or condition specified as such in Section 5.1.

               "Exchange Rate Officer's Certificate" means a telex or a certificate setting forth the applicable Official ECU Exchange Rate and the Dollar or Foreign Currency amounts payable on the basis of such Official ECU Exchange Rate in respect of the principal of and interest on Registered Securities, sent (in the case of a telex) or signed (in the case of a certificate) by the treasurer or any assistant treasurer of the Issuer, and delivered to the Trustee.

               "Foreign Currency" means a currency issued by the government of any country other than the United States.

               "Fully Registered Security" means any Security registered as to principal and interest, if any.









               "GAAP" means generally accepted accounting principles in the United States as in effect on the date hereof.

               "Global Security" means a Registered Security issued to evidence all or a part of any series of Securities which is executed by the Issuer and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction, all in accordance with this Indenture and pursuant to an Issuer order, which shall be registered in the name of the Depositary or its nominee, including, without limitation, any temporary or permanent Global Security.

               "Holder", "Holder of Securities", "Securityholder" or other similar terms mean the holder of an Unregistered Security or a Registered Holder of a Registered Security and, when used with respect to any Coupon, means the holder thereof.

               "Indenture" means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.

               "Issuer" means Ralston Purina Company, and, subject to Article Nine, its successors and assigns.

               "Market Exchange Rate" has the meaning specified in  Section
          2.12.

               "Officers' Certificate" means a certificate signed by the president or any vice president and by the treasurer, secretary or an assistant secretary of the Issuer, and delivered to the Trustee. Each such certificate shall include the statements provided for in Section 11.5.

                "Official  ECU Exchange  Rate" applicable  to any  currency with respect  to  any payment  to  be made  hereunder  means  the exchange rate between the ECU and such currency reported by the Commission of the European Communities (currently based on the rates in effect at 2:30 p.m., Brussels time, on the relevant exchange markets) or if such exchange rate ceases to be so reported, then such exchange rate shall be determined by the Trustee using, in its sole discretion and without liability on its part, quotations from one or more major banks in New York
          City or such other quotations as the Trustee shall deem appropriate, on the applicable record date.

               "Opinion of Counsel" means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Issuer. Each such opinion shall include the statements provided for in
          Section 11.5, if and to the extent required hereby.

               "Original issue date" of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the







          date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.

               "Outstanding", when used with reference to Securities, shall, subject to the provisions of Section 7.4, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

               (a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

               (b) Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the holders of such Securities (if the Issuer shall act as its own paying agent), provided that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and

               (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.9 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a person in whose hands such Security is a legal, valid and binding obligation of the Issuer).

               In  determining  whether  the   Holders  of  the  requisite
          principal amount of Outstanding Securities have performed any act hereunder, the principal amount of a Discount Security that shall be deemed to be Outstanding for such purpose shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.1 and the principal amount of a Security denominated in a Foreign Currency that shall be deemed to be Outstanding for such purpose shall be the amount calculated pursuant to Section 2.12.

               "Paying Agent" means any Person (which may include the Issuer) authorized by the Issuer to pay the principal of or interest, if any, on any Security on behalf of the Issuer.

               "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

               "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of







          and interest, if any, on the Securities of that series are payable as specified pursuant to Section 3.2.

               "Principal" whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include "and premium, if any".

               "Principal Property" means any battery, protein or pet food manufacturing plant owned by the Issuer or any Subsidiary (whether located on land owned or leased by the Issuer or a Subsidiary) as of May 26, 1995, (and any future additions or improvements thereto) and located within the United States of America.

               "Registered Holder" when used with respect to a Registered Security means the person in whose name such Security is registered in the Security register.

               "Registered Security" means any Security registered in the Security register.

               "Responsible Officer" when used with respect to the Trustee shall mean any officer in the Corporate Trust Services Division (or any successor group) of the Trustee including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred at the Corporate Trust Office because of his or her knowledge of and familiarity with the particular subject.

               "Security" or "Securities" has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

               "Specified Amount"  has  the meaning  specified  in  Section
          2.12.

               "Subsidiary" means any corporation, of which more than 50% of the Voting Stock is at the time owned directly or indirectly by the Issuer or by the Issuer and its other Subsidiaries. The term "'Voting Stock" means outstanding shares of stock having voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power because of default in dividends or some other default.

               "Trustee" means the Person identified as "Trustee" in the first paragraph hereof and, subject to the provisions of Article Six, any successor trustee.

               "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and as in







          force at the date as of which this Indenture was originally executed.

               "United States  of  America"  means  the  United  States  of
          America (including the states thereof and the District of Columbia) and its possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

               "Unregistered Security" means any Security not registered as to principal.

               "Valuation Date" has the meaning specified in Section 2.12.

               "vice president" when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of "vice president".


                                     ARTICLE TWO

                                     SECURITIES

               SECTION 2.1 Forms Generally. The Securities of each series and the Coupons, if any, shall be substantially in such form or forms, including global form, (not inconsistent with this Indenture) as shall be established by or pursuant to a resolution of the Board of Directors or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture (the provisions of which shall be appropriate to reflect the terms of each series of Securities, including the currency or denomination, which may be Dollars, Foreign Currency or ECU) and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities and Coupons (or any such Global Security), if any, as evidenced by their execution of the Securities and Coupons, if any.

               Unless otherwise specified as contemplated by Section 2.3, Securities in unregistered form shall have Coupons attached.

               The definitive Securities and Coupons, if any, shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities and Coupons, if any, as evidenced by their execution of such Securities and Coupons, if any.








               SECTION 2.2 Form of Trustee's Certificate of Authentication.

               (a) The Trustee's certificate of authentication on all Securities shall be in substantially the following form:

               This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

                                             The  First  National  Bank  of
          Chicago,
                                                       as Trustee




               By:______________________________
                                                  Authorized Officer

               (b) If any Security of a series is issuable in global form (a "Global Security"), such Global Security may provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be reduced to reflect exchanges. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of Outstanding Securities represented thereby shall be made by the Trustee and in such manner as shall be specified in such Global Security. Any instructions by the Issuer with respect to a Global Security, after its initial issuance shall be in writing, but need not comply with Section 11.5.

               Global Securities may be issued in registered form in either temporary or permanent form. Permanent Global Securities will be issued in definitive form.

               SECTION  2.3  Amount  Unlimited;  Issuable  in  Series.  The
          aggregate  principal   amount   of  Securities   which   may   be
          authenticated and delivered under this Indenture is unlimited.

               The Securities may be issued in one or more series. There shall be established in or pursuant to a resolution of the Board of Directors and set forth in an Officers' Certificate, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

                    (1) the title  of the Securities  of the series  (which
               shall distinguish the Securities of the series from all other Securities);

                    (2) any limit  upon the aggregate  principal amount  of
               the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer







               of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.8, 2.9, 2.11, 2.14, 8.5 or 12.3);

                    (3) the  date  or dates  on  which, or  periods  during
               which, the Securities of the series may be issued, and the date or dates (or method of determination thereof) on which the principal of the Securities of such series is or may be payable (which, if so provided in such board resolution or supplemental indenture, may be determined by the Issuer from time to time and set forth in the Securities of the series issued from time to time);

                    (4) the  rate  or  rates (or  method  of  determination
               thereof) at which the Securities of the series shall bear interest, if any, and the date or dates from which such interest shall accrue (which, in either case or both, if so provided in such board resolution or supplemental indenture, may be determined by the Issuer from time to time and set forth in the Securities of the series issued from time to time); and the interest payment dates on which such interest shall be payable (or the method of determination thereof), and, in the case of Registered Securities, the regular record dates for the interest payable on such interest payment dates;

                    (5) the  place or  places, if  any, in  addition to  or
               instead of the Corporate Trust Office of the Trustee (in the case of Registered Securities) or the London office or agency of the Trustee (in the case of Unregistered Securities), where the principal and interest on Securities of the series shall be payable, the extent to which, or the manner in which, any interest payable on any Global Security on an interest payment date will be paid, if other than in the manner provided in Section 2.7; and the manner in which any principal of any Global Security will be paid, if other than as set forth elsewhere herein;

                    (6) the price or prices at which, the period or periods
               within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

                    (7) the obligation,  if any, of  the Issuer to  redeem,
               purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;









                    (8)  the   issuance   as   Registered   Securities   or
               Unregistered Securities or both, and the rights of the Holders to exchange Unregistered Securities for Registered Coupon Securities or Fully Registered Securities of the series or to exchange Registered Securities of the series for Unregistered Securities of the series and the circumstances under which any such exchanges, if permitted, may be made;

                    (9) if  other  than  denominations of  $1,000  and  any
               multiple thereof, the denominations, which may be in Dollars, any Foreign Currency or ECU, in which Securities of the series shall be issuable;

                    (10) if  other than  Dollars, the  Foreign Currency  or
               ECUs in which Securities of the series shall be denominated or in which payment of the principal of and/or interest on the Securities of the series may be made, and the particular provisions applicable thereto and, if applicable, the amount of Securities of the series which entitles the Holder of a Security of the series or its proxy to one vote for purposes of Section 7.8;

                    (11) whether  the Securities  of  the series  shall  be
               issued in whole or in part in the form of a Global Security or Securities; the terms and conditions, if any, upon which such Global Security or Securities may be exchanged in whole or in part for other individual Securities; and the Depositary for such Global Security or Securities;

                    (12) any  trustees,  authenticating or  paying  agents,
               transfer agents or registrars or any other agents with respect to the Securities of such series;

                    (13) if the principal of  or interest on Securities  of
               the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency other than that in which the Securities are denominated or payable without such election in addition to or in lieu of the provisions of
               Section 2.12, the period or periods within which and the terms and conditions upon which, such election may be made and the time and the manner of determining the exchange rate or rates between the currency or currencies in which the Securities are denominated or payable without such election and the currency or currencies in which the Securities are to be paid if such election is made;

                    (14) if the amount of payments of principal or interest
               on the Securities of the series may be determined with reference to an index, including, but not limited to, an index based on a currency or currencies other than that in which the Securities are denominated or payable, or any other type of index, the manner in which such amounts shall be determined;








                    (15) the application, if any, of Article Thirteen;

                    (16)  whether  provisions  for  payment  of  additional
               amounts  or  tax  redemptions  shall  apply  and,  if   such
               provisions shall apply, such provisions;

                    (17) whether the  Securities of  the series  are to  be
               issued as Discount Securities and the amount of discount with which such Securities may be issued and, if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 5.1;

                    (18) any addition to,  or modification or deletion  of,
               any Events of Default or covenants provided for, or with respect to, Securities of the series; and

                    (19) any  other  terms  or conditions  upon  which  the
               Securities of the series are to be issued (which terms shall not be inconsistent with the provisions of this Indenture).


               All Securities of any one series shall be substantially identical except as to denomination, rate of interest, maturity and the date from which interest, if any shall accrue, which, as set forth above, may be determined by the Issuer from time to time as to Securities of a series if so provided in or established pursuant to the authority granted in a resolution of the Board of Directors or in any such indenture supplemental hereto, and except as may otherwise be provided in or pursuant to such resolution of the Board of Directors and (subject to Section 2.3) set forth in any officers' certificate, or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

               SECTION 2.4 Authentication and Delivery of Securities . At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities of any series having attached thereto appropriate Coupons, if any, executed by the Issuer to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the written order of the Issuer, signed by both (a) the chairman of its Board of Directors, or any vice chairman of its Board of Directors, or its president or any vice president and (b) by its treasurer or any assistant treasurer, secretary or any assistant secretary without any further action by the Issuer. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive and (subject to Section 6.1) shall be fully protected in relying upon:








                    (1) a certified copy  of any resolution or  resolutions
               of the Board of Directors authorizing the action taken pursuant to the resolution or resolutions delivered under clause (2) below;

                    (2) a  copy of  any resolution  or resolutions  of the
               Board of Directors relating to such series, in each case certified by the secretary or an assistant secretary of the Issuer;

                    (3) an executed supplemental indenture, if any;

                    (4) an Officers' Certificate setting forth the form and
               terms of the Securities as required pursuant to Sections 2.1 and 2.3, respectively, and prepared in accordance with
               Section 11.5;

                    (5) an Opinion of Counsel, prepared in accordance  with
               Section 11.5, which shall state:

                         (a) that  the  form or  forms  and terms  of  such
                    Securities have been  established by or  pursuant to  a
                    resolution of the Board of Directors or by a supplemental indenture as permitted by Sections 2.1 and
                    2.3  in  conformity   with  the   provisions  of   this
                    Indenture;

                         (b) that such  Securities, when authenticated  and
                    delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer;

                         (c) that all laws  and requirements in respect of
                    the execution and delivery by the Issuer of the Securities have been complied with;

                         (d) that the Indenture and any supplemental indenture has been duly authorized, executed and delivered by and constitutes the valid and binding obligation of, the Issuer; and

                         (e)  such  other  matters   as  the  Trustee   may
                    reasonably request.

               The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders.








               SECTION 2.5 Execution of Securities. The Securities shall be signed on behalf of the Issuer by both (a) the chairman of its Board of Directors or any vice chairman of its Board of Directors or its president or any vice president and (b) by its treasurer or any assistant treasurer or its secretary or any assistant secretary, under its corporate seal which may, but need not, be attested. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Issuer may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee. Any Coupons attached to any Unregistered Security shall be executed on behalf of the Issuer by the manual or facsimile signature of any such officer of the Issuer.

               In case any officer of the Issuer who shall have signed any of the Securities or Coupons shall cease to be such officer before the Security or Coupon so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security or Coupon nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security or Coupon had not ceased to be such officer of the Issuer; and any Security or Coupon may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security or Coupon, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.

               SECTION 2.6 Certificate of Authentication . Only such Securities and Coupons appertaining thereto as shall bear thereon a certificate of authentication substantially in the form herein before recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

               The Trustee shall not authenticate or deliver any Unregistered Security until any matured Coupons appertaining thereto have been detached and canceled, except as otherwise provided or permitted by this Indenture.

               SECTION 2.7 Denomination and Date of Securities; Payments of Interest. The Securities shall be issuable in denominations as shall be specified as contemplated by Section 2.3. In the absence of any such specification with respect to the Securities of any series, the Securities of such series shall be issuable in







          denominations of $1,000 and any multiple thereof, which may be in Dollars, any Foreign Currency or ECU, and shall be computed on the basis of a 360-day year of twelve 30-day months. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee as evidenced by the execution and authentication thereof.

               Each Security shall be dated the date of its authentication, shall bear interest from the date and shall be payable on the dates, in each case, which shall be specified as contemplated by
          Section 2.3.

               Interest on any Security which is payable, and is punctually paid or duly provided for, on any interest payment date shall be paid, in the case of Registered Securities, to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the regular record date for the payment of such interest and, in the case of Unregistered Securities, upon surrender of the Coupon appertaining thereto in respect of the interest due on such interest payment date at such Place of Payment outside the United States specified pursuant to
          Section 2.3..

               The term "record date" as used with respect to any interest payment date (except a date for payment of defaulted interest) shall mean the date specified as such in the terms of the Securities of any particular series, or, if no such date is so specified, if such-interest payment date is the first day of a calendar month, the fifteenth day of the next preceding calendar month or, if such interest payment date is the fifteenth day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.

               Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any interest payment date (called "defaulted interest" for the purpose of the Section) shall forthwith cease to be payable to the Registered Holder on the relevant regular record date by virtue of his having been such Holder; and such defaulted interest may be paid by the Issuer, at its election, as provided in clause (1) or clause (2) below:

                    (1) The  Issuer  may  elect  to  make  payment  of  any
               defaulted interest to the persons in whose names any such Registered Securities (or their respective predecessor Securities) are registered at the close of business on a special record date for the payment of such defaulted interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an







               amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the persons entitled to such defaulted interest as in this clause provided. Thereupon the Trustee shall fix a special record date for the payment of such defaulted interest in respect of Registered Securities of such series which shall be not more than 15 nor less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer of such special record date and, in the name and at the expense of the Issuer, shall cause notice of the proposed payment of such defaulted interest and the special record date thereof to be mailed, first class postage prepaid, to each Registered Holder at his address as it appears in the Security register, not less than 10 days prior to such special record date. Notice of the proposed payment of such defaulted interest and the special record date therefor having been mailed as aforesaid, such defaulted interest in respect of Registered Securities of such series shall be paid to the person in whose names such Securities (or their respective predecessor Securities) are registered on such special record date and such defaulted interest shall no longer be payable pursuant to the following clause (2).

                    (2) The  Issuer  may  make  payment of  any  defaulted
               interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of that series may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this clause, such payment shall be deemed practicable by the Trustee.

               Any defaulted interest payable in respect of any Security of any series which is an Unregistered Security shall be payable pursuant to such procedures as may be satisfactory to the Trustee in such manner that there is no discrimination as between the Holders of Registered Securities and other Securities of the same series, and notice of the payment date therefor shall be given by the Trustee, in the name and at the expense of the Issuer, by publication at least once in a newspaper of general circulation in New York, New York and London, England.

               Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.









               SECTION 2.8 Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.2 a register or registers in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Registered Securities as in this Article provided. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.

               Upon due presentation for registration of transfer of any Registered Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.2, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Registered Security or Registered Securities of the same series in authorized denominations for a like aggregate principal amount.

               Subject to Section 2.14, at the option of the Holder thereof, Securities of a series, whether Registered Securities or Unregistered Securities, which by their terms are registerable as to principal only or as to principal and interest, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Registered Coupon Securities or Fully Registered Securities of such series, as may be issued by the terms thereof. At the option of the Holder thereof, Securities of a series, whether Registered Securities or Unregistered Securities, which by their terms provide for the issuance of Unregistered Securities, may, to the extent and under the circumstances specified pursuant to Section 2.3, be exchanged for Unregistered Securities of such series. Securities so issued in exchange for other Securities shall be of any authorized denomination and of like principal amount and stated maturity, and shall be issued upon surrender of the Securities for which they are to be exchanged and, in the case of Coupon Securities, together with all unmatured Coupons and matured Coupons in default appertaining thereto, at the office of Issuer provided for in Section 2.3 and upon payment, if the Issuer shall require, of charges provided therein. Unregistered Securities of any series issued in exchange for Registered Securities of such series between the regular record date for such Registered
          Security and the next interest payment date will be issued without the Coupon relating to such interest payment date, and Unregistered Securities surrendered in exchange for Registered
          Securities between such dates shall be surrendered without the Coupon relating to such interest payment date. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. Notwithstanding the foregoing, an Unregistered Security will not be delivered in exchange for a Registered Security or Securities unless the Trustee receives a certificate signed by







          the person entitled to delivery of such Security or other items or documents fulfilling such conditions as shall be required by regulations of the United States Department of the Treasury, or shall be notified by the Issuer that such a certificate shall not be required by such regulations; provided, however, that no such Unregistered Security shall be delivered by the Trustee if the Trustee or such agent shall have, or shall have been notified in writing by the Issuer that the Issuer has, actual knowledge that such certificate is false.

               Upon presentation for registration of any Unregistered Securities of any series which by its terms is registerable as to principal, at the office or agency of the Issuer to be maintained as provided in Section 3.2, such Security shall be registered as to principal in the name of the Holder thereof and such registration shall be noted on such Security. Any Security so registered shall be transferable on the registry books of the Issuer upon presentation of such Security at such office or agency for similar notation thereon, but such Security may be discharged from registration by being in a like manner transferred to bearer, whereupon transferability by delivery shall be restored. Unregistered Securities shall continue to be subject to successive registrations and discharges from registration at the option of the Holders thereof.

               Unregistered Securities shall be transferable by delivery, except while registered as to principal. Registration of any Coupon Security shall not effect the transferability by delivery of the Coupons appertaining thereto which shall continue to be payable to bearer and transferable by delivery.

               All Securities and Coupons issued upon any transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities and Coupons surrendered upon such transfer or exchange.

               Every Security presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Security registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

               No service charge shall be made for any registration of transfer or exchange of Securities, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Securities, other than exchanges pursuant to Sections 2.11, 8.5 or 12.3 not involving any transfer.

               The Issuer shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the selection







          of Securities for redemption under Article Twelve or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part.

               All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

               None of the Issuer, the Trustee or any Paying Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

               SECTION 2.9 Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security or Coupon shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver, a new Security of the same series or Coupon, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security or Coupon, or in lieu of and substitution for the Security or Coupon so destroyed, lost or stolen; provided, however, that with respect to any Unregistered Security, surrender of the Unregistered Security to the Trustee shall occur at such office or agency located outside of the United States as designated herein or pursuant to Section 2.3. In every case the applicant for a substitute Security or Coupon shall furnish to the Issuer and to the Trustee and to any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof.

               Upon the issuance of any substitute Security or Coupon, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security or Coupon which has matured or is about to mature or has been called for redemption in full shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security or Coupon, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security or Coupon), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall







          also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security or Coupon and of the ownership thereof; provided, however, that with respect to any Unregistered Security, such payment with respect to such Unregistered Security shall be payable only outside of the United States.

               Every substitute Security of any series or Coupon issued pursuant to the provisions of this Section by virtue of the fact that any such Security or Coupon is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security or Coupon shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series or Coupons duly authenticated and delivered hereunder. All Securities or Coupons shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, destroyed, lost or stolen Securities or Coupons and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               SECTION  2.10   Cancellation  of   Securities;  Destruction
         Thereof.   All Securities  surrendered for  payment,  redemption,
         registration of transfer or exchange, or for any future credit against any payment in respect of a sinking or analogous fund which have been otherwise acquired by Issuer and all Coupons surrendered for payment or exchange, shall, if surrendered to the Issuer or any agent of the Issuer or the Trustee, be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be canceled by it; and no Securities or Coupons shall be issued in lieu thereof, except as expressly permitted by any of the provisions of this Indenture. The Trustee shall destroy canceled Securities and Coupons held by it and deliver a certificate of destruction to the Issuer. If the Issuer shall acquire any of the Securities and Coupons, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities and Coupons unless and until the same are delivered to the Trustee for cancellation.

               SECTION 2.11 Temporary Securities . Pending the  preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series may be issued as Registered Securities or Unregistered Securities with or without Coupons attached thereto, of any authorized denomination, and







          substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Unless otherwise specified in Section 2.3, without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.2, and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series a like aggregate principal amount of definitive Securities of the same series of authorized denominations and, in the case of Unregistered Securities, having attached thereto any appropriate Coupons; provided, however, that any delivery of Securities shall comply with the provisions of any board resolutions or supplemental indentures issued pursuant to Section 2.3. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

               SECTION 2.12 Currency and Manner of Payments in Respect of Securities.

               (a) With respect to Registered Securities denominated in Dollars or Foreign Currency and with respect to Registered Securities denominated in ECU with respect to which the Holders of such Securities have not made the election provided for in paragraph (b) below, the following payment provisions shall apply:

                    (1) Except as  provided in subparagraph  (a) (2) or  in
               paragraph (e) below, payment of the principal of any Registered Security will be made at the Place of Payment by delivery of a check in the currency in which the Security is denominated on the payment date against surrender of such Registered Security, and any interest on any Registered Security will be paid at the Place of Payment by mailing a check in the currency in which the Securities were issued to the Person entitled thereto at the address of such Person appearing on the Security register.

                    (2) Payment of  the principal of  and interest on such
               Security  may   also,  subject   to  applicable   laws   and
               regulations, be made at such other place or places as may be designated by the Issuer by any appropriate method.










               (b) With respect to Registered Securities denominated in ECU, the following payment provisions shall apply, except as otherwise provided in paragraphs (e) and (f) below:

                    (1) The Board  of Directors of  the Issuer may  provide
               with respect to any series of such Securities that Holders shall have the option to receive payments of principal of and interest on such Security in any of the currencies which may be designated for such election in such Security by delivering to the Trustee a written election, to be in form and substance satisfactory to the Trustee, not later than the close of business on the record date immediately preceding the applicable payment date. Such election will remain in effect for such Holder until changed by the Holder by written notice to the Trustee (but any such change must be made not later than the close of business on the record date immediately preceding the next payment date to be effective for the payment to be made on such payment date and no such change may be made with respect to payments to be made on any Security with respect to which notice of redemption has been given by the Issuer pursuant to Article Twelve). Any Holder of any such Security who shall not have delivered any such election to the Trustee not later than the close of business on the applicable record date will be paid the amount due on the applicable payment date in ECU as provided in paragraph (a) of this Section 2.12. Payment of principal shall be made on the payment date against surrender of such Securities. Payment of principal and interest shall be made at the Place of Payment by mailing at such location a check in the applicable currency to the Person entitled thereto at the address of such Person appearing on the Security register.

                    (2) Payment of  the principal of  and interest on  such
               Security may also, subject to applicable laws and regulations, be made at such other place or places as may be designated by the Issuer by any appropriate method.

               (c)  Payment  of  the  principal  of  and  interest  on  any
          Unregistered Security will be made at such place or places outside the United States as may be designated by the Issuer by any appropriate method only in the currency in which the Security is denominated (except as provided in paragraph ( e) below) on the payment date against surrender of the Unregistered Security, in the case of payment of principal, or the relevant Coupon, in the case of payment of interest. Except as provided in paragraph
          (e) below, payment with respect to Unregistered Securities and Coupons will be made by check, subject to any limitations on the methods of effecting such payment as shall be specified in the terms of the Security established as provided in Section 2.3 and as shall be required under applicable laws and regulations.
          Payment of the principal of and interest on Unregistered Securities may also, subject to applicable laws and regulations,








          be made at such other place or places as may be designated by the Issuer by any appropriate method.

               (d) Not later than the fourth Business Day after the record date for each payment date, the Trustee will deliver to the Issuer a written notice specifying, in the currency in which each series of the Securities are denominated, the respective aggregate amounts of principal of and interest on the Securities to be made on such payment date, specifying the amounts so payable in respect of the Registered and the Unregistered Securities and in respect of the Registered Securities as to which the Holders of Securities denominated in ECU shall have elected to be paid in another currency as provided in paragraph
          (b) above. If the Board of Directors has provided for the election referred to in paragraph (b) above and if at least one Holder has made such election, then not later than the eighth Business Day following each record date the Company will deliver to the Trustee an Exchange Rate Officer's Certificate in respect of the Dollar or Foreign Currency payments to be made on such payment date. The Dollar or Foreign Currency amount receivable by Holders of Registered Securities denominated in ECU who have elected payment in such currency as provided in paragraph (b) above shall be determined by the Issuer on the basis of the applicable Official ECU Exchange Rate set forth in the applicable Exchange Rate Officer's Certificate.

               (e) If the Foreign Currency in which any of the Securities are denominated ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, or if the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, then with respect to each date for the payment of principal of, premium, if any, and interest on the applicable Foreign Currency or ECU denominated Securities occurring after the last date on which the Foreign Currency or ECU was so used (the "Conversion Date"), the Dollar shall be the currency of payment for use on each such payment date. The Dollar amount to be paid by the Issuer to the Trustee and by the Trustee or any Paying Agent to the Holders of such Securities with respect to such payment date shall be the Dollar Equivalent of the Foreign Currency or, in the case of ECU, the Dollar Equivalent of the ECU as determined by the Trustee as of the record date (the "Valuation Date") in the manner provided in paragraphs (g) or (h) below.

               (f) If the Holder of a Registered Security denominated in ECU elects payment in a specified Foreign Currency as provided for by paragraph (b) and such Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, such Holder shall receive payment in ECU, and if ECU ceases to be used both within







          the  European  Monetary   System  and  for   the  settlement   of
          transactions by public institutions of or within the European Communities, such Holder shall receive payment in Dollars.

               (g) The "Dollar Equivalent of the Foreign Currency" shall be determined by the Trustee as of each Valuation Date and shall be obtained by converting the specified Foreign Currency into Dollars at the Market Exchange Rate on the Valuation Date.

               (h) The "Dollar Equivalent of the ECU" shall be determined by the Trustee as of each Valuation Date and shall be the sum obtained by adding together the results obtained by converting the Specified Amount of each Component Currency into Dollars at the Market Exchange Rate on the Valuation Date for such Component Currency.

               (i) For purposes of this Section 2.12 the following terms shall have the following meanings:

               A "Component Currency" shall mean any currency which, on the Conversion Date, was a component currency of the ECU.

               A "Specified Amount" of a Component Currency shall mean the number of units or fractions thereof which such Component Currency represented in the ECU on the Conversion Date. If after the Conversion Date the official unit of any Component Currency is altered by way of combination or subdivision, the Specified Amount of such Component Currency shall be divided or multiplied in the same proportion. If after the Conversion Date two or more Component Currencies are consolidated into a single currency, the respective Specified Amounts of such Component Currencies shall be replaced by an amount in such single currency equal to the sum of the respective Specified Amounts of such consolidated Component Currencies expressed in such single currency, and such amount shall thereafter be a Specified Amount and such single currency shall thereafter be a Component Currency. If after the Conversion Date any Component Currency shall be divided into two or more currencies, the Specified Amount of such Component Currency shall be replaced by specified amounts of such two or more currencies, the sum of which, at the Market Exchange Rate of such two or more currencies on the date of such replacement, shall be equal to the Specified Amount of such former Component Currency divided by the number of currencies into which such Component Currency was divided, and such amounts shall thereafter be Specified Amounts and such currencies shall thereafter be Component Currencies.

               "Market Exchange Rate" shall mean for any currency the noon Dollar buying rate for that currency for cable transfers quoted in New York City on the Valuation Date as certified for customs purposes by the Federal Reserve Bank of New York. If such rates are not available for any reason with respect to one or more currencies for which an Exchange Rate is required, the Trustee shall use, in its sole discretion and without liability on its







          part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in New York City or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. Unless otherwise specified by the Trustee, if there is more than one market for dealing in any currency by reason of foreign exchange regulations or otherwise, the market to be used in respect of such currency shall be that upon which a nonresident issuer of securities designated in such currency would purchase such currency in order to make payments in respect of such securities.

               All decisions and determinations of the Trustee regarding the Dollar Equivalent of the Foreign Currency, the Dollar Equivalent of the ECU and the Market Exchange Rate shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer and all Holders of the Securities. In the event that the Foreign Currency ceases to be used both by the government of the country which issued such currency and for the settlement of transactions by public institutions of or within the international banking community, the Issuer, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the Holders) specifying the Conversion Date. In the event the ECU ceases to be used both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities, the Issuer, after learning thereof, will immediately give notice thereof to the Trustee (and the Trustee will promptly thereafter give notice in the manner provided in Section 11.4 to the Holders) specifying the Conversion Date and the Specified Amount of each Component Currency on the Conversion Date. In the event of any subsequent change in any Component Currency as set forth in the definition of Specified Amount above, the Issuer, after learning thereof, will similarly give notice to the Trustee. The Trustee shall be fully justified and protected in relying on and acting upon the information so received by it from the Issuer and shall not otherwise have any duty or obligation to determine such information independently.

               SECTION 2.13 Compliance with Certain Laws and Regulations . If any Unregistered Securities are to be issued in any series of Securities, the Issuer, Trustee, or any Paying Agent will use reasonable efforts to provide for arrangements and procedures designed pursuant to then applicable laws and regulations, if any, to ensure that Unregistered Securities are sold or resold, exchanged, transferred and paid only in compliance with such laws and regulations and without adverse consequences to the Issuer.

               SECTION 2.14. Securities Issuable in the Form of a Global Security. (a) If the Issuer shall establish pursuant to Section
          2.3 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities,







          then the Issuer shall execute and the Trustee shall, in accordance with Section 2.4 and the Issuer order delivered to the Trustee thereunder, authenticate and deliver, such Global Security or Securities, which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instruction and (iv) shall bear a legend substantially to the following effect: "Unless and until it is exchanged in whole or in part for the individual Securities represented hereby, this Global Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary."

               (b) Notwithstanding any other provision of this Section 2.14 or of Section 2.8, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 2.8, only to another nominee of the Depositary for such Global Security, or to a successor Depositary for such Global Security selected or approved by the Issuer or to a nominee of such successor Depositary.

               (c) (i) If at any time the Depositary for a Global  Security notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series shall no longer be eligible or in good standing as a clearing agency registered under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation, the Issuer shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer's election pursuant to Section 2.3(11) shall no longer be effective with respect to such Global Security and the Issuer will execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

                    (ii) The  Issuer  may  at any  time  and  in  its  sole
               discretion determine that the Securities of any series issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global







               Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Issuer order for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and deliver individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series in exchange for such Global Security or Securities.

                    (iii) If specified  by the Issuer  pursuant to  Section
               2.3 with respect to Securities issued or issuable in the form of a Global Security, the Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depositary. Thereupon the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person's beneficial interest in the Global Security; and (2) to such Depositary a new Global Security of like tenor and terms and in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities delivered to Holders thereof.

                    (iv) If the Registered  Securities of any series  shall
               have been issued in the form of one or more Global Securities and if an Event of Default with respect to the Securities of such series shall have occurred and be continuing, the Issuer will promptly execute, and the
               Trustee, upon receipt of an Issuer order for the authentication and delivery of definitive Securities of such series, will authenticate and deliver Registered Securities of such series in definitive form and in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series in exchange for such Global Security or Securities.

                    (v) In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Trustee will authenticate and deliver individual Securities in definitive registered form in authorized denominations. Upon the exchange of a Global Security for individual Securities, such Global Security shall be canceled by the Trustee. Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to







               instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to the persons in whose names such Securities are so registered.

                SECTION 2.15 Appointment of Agents With Respect to Certain Calculations. The Issuer may appoint an Agent or Agents with respect to one or more Series of Securities which Agent or
          Agents shall be authorized to determine the rate or rates of interest applicable to the Securities of any Series from time to time in effect, the amount of principal or premium, if any, payable on the Securities of any Series and the rates of exchange applicable to the Securities of any Series denominated in a currency other than United States dollars from time to time in effect, all in accordance with the terms of the Securities of such Series. Wherever reference is made in this Indenture to any such calculation by the Trustee, it shall be deemed to refer to the calculation by such agent or agents. Such agent, upon calculating the amounts so to be calculated pursuant to the terms of the Securities of any Series shall communicate promptly in writing the amounts so calculated to the Issuer and the Trustee. Absent manifest error, all amounts so calculated shall be binding on the Issuer, the Trustee and the Holders of the Securities of such Series.

                Any such agent may resign at any time by giving written notice thereof to the Issuer and to the Trustee. The Issuer may at any time terminate the agency of any such agent by giving written notice thereof to such agent and to the Trustee. Upon receiving such a notice of resignation or upon such a termination, the Issuer may appoint a successor agent and shall give notice of such appointment to all Holders of Securities in the manner provided in Section 11.4.

                                    ARTICLE THREE

                               COVENANTS OF THE ISSUER

         SECTION 3.1 Payment of Principal and Interest . The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, premium, if any, and interest on, each of the Securities of such series in accordance with the terms of the Securities of such series, any Coupons appertaining thereto and this Indenture.

               The interest on Unregistered Securities shall be payable only upon presentation and surrender of the several Coupons for such interest installments as are evidenced thereby as they severally mature. The interest on any temporary Unregistered Security shall be paid, as to any installment of interest evidenced by a Coupon attached thereto, if any, only upon presentation and surrender of such Coupon, and, as to the other








          installments of interest, if any, only upon presentation of such Securities for notation thereon of the payment of such interest.

               SECTION 3.2 Offices for Payments, etc. So long as any of the Securities remain outstanding, the Issuer will maintain the following for each series: an office or agency (a) where the Securities may be presented for payment, (b) where the Securities may be presented for registration of transfer and for exchange as in this Indenture provided and (c) where notices and demands to or upon the Issuer in respect of the Securities or of this Indenture may be served; provided, however, that with respect to any Securities which are issuable as Unregistered Securities, the Issuer shall, subject to any laws and regulations thereto, maintain an office or agency outside of the United States where such Unregistered Securities can be presented and surrendered for payment and no payment shall be by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States; and, provided, further, if the Securities are listed on any stock exchange the Issuer shall maintain, or cause to be maintained, the officers required by the rules and regulations of such exchanges. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.

               SECTION 3.3 Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.

               SECTION 3.4 Paying Agents. Whenever the Issuer shall appoint a Paying Agent other than the Trustee with respect to the Securities of any series, it will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Agent shall agree with the Trustee, subject to the provisions of this Section,

                    (a) that it will hold all  sums received by it as  such
               Agent for the payment of the principal of or interest on the Securities of such series or Coupons (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series or Coupons) in trust for the benefit of the Holders of the Securities of such series or of the Trustee, and upon the occurrence of an Event of Default pay over all such sums received by it to the Trustee,

                    (b) that it will give the Trustee notice of any failure
               by the Issuer (or by any other obligor on the Securities  of







               such series) to make any payment of the principal of or interest on the Securities of such series or Coupons when the same shall be due and payable,

                    (c) pay any  such sums so  held in trust  by it to  the
               Trustee upon the Trustee's written request at any time during the continuance of the failure referred to in clause
               (b) above, and

                    (d) that it will give the Trustee notice of any  change
               of address of any Holder of which it is aware.

               The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series or Coupons, deposit with the Paying Agent a sum sufficient to pay such principal or interest so becoming due, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.

               If the Issuer shall act as its own Paying Agent with respect to the Securities of any series or Coupons, it will, on or before each due date of the principal of or interest on the Securities of such series or Coupons, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series or Holders of such Coupons a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.

               Anything in this Section to the contrary notwithstanding, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities or Coupons hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any Paying Agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.

               Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.1, 10.2, 13.2 and 13.3.

               SECTION 3.5 Written Statement to Trustee. The Issuer will deliver to the Trustee on or before January 1 in each year (beginning with 1996) brief certificates (which need not comply with Section 11.5) from the principal executive, financial or accounting officer of the Issuer as to his or her knowledge of the Issuer's compliance with all conditions and covenants under the Indenture (such compliance to be determined without regard to any period of grace or requirement of notice provided under the Indenture).

               SECTION 3.6 Limitation on Liens. (a) So long as any of the Securities remain Outstanding and unpaid, the Issuer will not







          create, assume or suffer to exist and will not cause, suffer to exist or permit any Domestic Subsidiary to create, assume or suffer to exist, any mortgage, pledge, security interest or other lien or encumbrance (herein referred to as a "mortgage") of or upon any of its or their properties or assets, real or personal, whether owned at the date of this Indenture or thereafter acquired, or of or upon any income or profits therefrom, without making effective provision, and the Issuer covenants that in any such case it will make or cause to be made effective provision, whereby the Securities then Outstanding shall be secured by such mortgage, pledge, lien or encumbrance equally and ratably with any and all other obligations and indebtedness thereby secured so long as such indebtedness is so secured; provided, that the foregoing covenant shall not apply to any mortgage of the following character:

                    (i) mortgages  on  property  existing at  the  time  of
               acquisition of such property (provided such mortgages are limited to such property and improvements thereon) or to secure the payment of all or any part of the purchase price thereof or to secure any indebtedness incurred at the time of, or within 90 days after, the acquisition of such property for the purpose of financing all or any part of the purchase price thereof;

                    (ii) mortgages on property of any corporation  existing
               at the time such corporation becomes a Domestic Subsidiary;

                    (iii) mortgages existing on the date of this Indenture;

                    (iv) mortgages executed by any Domestic Subsidiary  and
               exclusively securing indebtedness or evidences of indebtedness incurred or issued by such Domestic Subsidiary either to the Issuer or to any other Domestic Subsidiary;

                    (v) mortgages arising  from assignments  of moneys  due
               and to become due under contracts between the Issuer or any Domestic Subsidiary and the United States of America or any agency thereof;

                    (vi) mortgages  on  any property  created,  assumed  or
               otherwise brought into existence in contemplation of the sale or other disposition of such property, whether directly or indirectly by way of share disposition or otherwise; provided that after 120 days from the creation of such mortgage such property shall not be owned by the Issuer or any Domestic Subsidiary and any indebtedness secured by such mortgage shall be without recourse to the Issuer or any Domestic Subsidiary;

                    (vii) mortgages arising  by  reason of  any  judgment,
               decree or order of any court, so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been







               finally terminated or so long as the period within which such proceedings may be initiated shall not have expired; or pledges or deposits to secure payment of workmen's compensation or other insurance, good faith deposits in connection with tenders, contracts (other than contracts for the payment of money) or leases, deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds, or deposits as security for the payment of taxes; and

                    (viii) extensions, renewals  or replacements, in  whole
               or in part, of any mortgage referred to in the foregoing clauses (i) to (vii), inclusive, provided that the principal amount of indebtedness secured thereby shall not exceed the principal amount of indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or any part of the same property that secured the mortgage extended, renewed or replaced (plus improvements on such property).

               (b) Notwithstanding the provisions contained in  subdivision
          (a) of this Section 3.6, the Issuer and its Domestic Subsidiaries, or any of them, may create, assume or suffer to exist mortgages without equally and ratably securing the Securities, if, after giving effect thereto and to the retirement of any indebtedness or obligations which are concurrently being retired, the aggregate amount of all outstanding indebtedness of the Issuer and its Domestic Subsidiaries secured by mortgages which could not exist without equally and ratably securing the Securities except for the provisions of this subdivision (b) plus the aggregate amount of Attributable Debt in respect of Sale and Lease-Back Transactions (as defined in Section 3.7) existing at such time which could not have been entered into by the Issuer or a Domestic Subsidiary except for the provisions of clause (a) of
          Section 3.7 does not at such time exceed 5% of the Consolidated Net Tangible Assets of the Issuer and its Domestic Subsidiaries. The term "Attributable Debt" as used in this Article Three shall mean, as of any particular time and with respect to any particular series of Securities, the then present value (computed by discounting at the rate of interest per annum borne by such series of Securities compounded semi-annually) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period shall mean the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not therein designated as rental or additional rental) on account of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and







          repairs, insurance, taxes, assessments, water rates or similar charges. The term "Consolidated Net Tangible Assets" as used in this Article Three shall mean the total amount of assets (less applicable reserves and other properly deductible items) of the Issuer and its consolidated subsidiaries as shown on or reflected in its balance sheet after deducting therefrom (i) all liabilities, except for (i) notes and loans payable, (ii) current maturities of long-term debt and (iii) current maturities of obligations under capital leases, less all good will, trade names, trademarks, patents, unauthorized debt discount and expense and other similar intangibles, in all cases computed in accordance with generally accepted accounting principles and which under generally accepted accounting principles would appear on a consolidated balance sheet of the Issuer and its Domestic Subsidiaries.

               In the event that the Issuer shall hereafter secure the Securities pursuant to the provisions of this Section 3.6, the Trustee is hereby authorized to enter into an indenture supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce effectively the rights of the holders of the Securities so secured.

               SECTION 3.7 Limitation on Sale and Lease-Back . The Issuer will not enter into any arrangements with any person, nor will the Issuer permit any Domestic Subsidiary to enter into any arrangements with any person other than the Issuer, providing for the leasing by the Issuer or any Domestic Subsidiary of all or any substantial portion of any Principal Property (except for leases for temporary periods not to exceed five years by the end of which it is intended that the use of the leased property by the lessee will be discontinued), which property has been or is to be sold or transferred by the Issuer or such Domestic Subsidiary to such person with the intention of taking back a lease of such Principal Property (herein referred to as a "Sale and Lease-Back Transaction") unless the net proceeds of the sale or transfer of the property to be leased are at least equal to the fair value (as determined by the Board of Directors of the Issuer) of such Principal Property and either

                    (a) the Issuer  or such Domestic  Subsidiary would,  at
               the time entering into such arrangement, be entitled, without equally and ratably securing the Securities, to create or assume a mortgage on such property securing indebtedness in an amount at least equal to the Attributable Debt in respect of such Sale and Lease-Back Transaction, pursuant to subdivision (b) of Section 3.6, or

                    (b) the Issuer, within 120  days after the transfer  of
               title to such Principal Property, shall apply an amount equal to the net proceeds derived from such sale or transfer to the voluntary retirement of Securities in accordance with the terms thereof or other indebtedness for borrowed money of the Issuer which ranks pari passu with the Securities and







               which by its terms matures at, or is extendable or renewable at the option of the obligor to, a date more than 12 months after the date of the creation of such indebtedness.

               A Sale and Lease-Back Transaction shall not be deemed to result in the creation of a mortgage.

               SECTION 3.8  Additional Amounts.   If the  Securities of  a
          Series provide for the payment of additional amounts, the Issuer will pay to the Holder of any Security of such Series or any Coupon appertaining thereto additional amounts as provided therein. Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or interest on, or in respect of, any Security of any Series or payment of any related Coupon or the net proceeds received on the sale or exchange of any Security of any Series, such mention shall be deemed to include mention of the payment of additional amounts provided for in this Section to the extent that, in such context, additional amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section and express mention of the payment of additional amounts (if applicable) in any provisions hereof shall not be construed as excluding additional amounts in those provisions hereof where such express mention is not made.

               If the Securities of a Series provide for the payment of additional amounts, at least 10 days prior to the first interest payment dated with respect to that Series of Securities (or if the Securities of that Series will not bear interest prior to maturity, the first day on which a payment of principal is made), and at least 10 days prior to each date of payment of principal or interest if there has been any change with respect to the matters set forth in the below-mentioned Officer's Certificate, the Issuer will furnish the Trustee and the Issuer's principal Paying Agent or Paying Agents, if other than the Trustee, with an Officer's Certificate instructing the Trustee and such Paying Agent or Paying Agents whether such payment of principal of or interest on the Securities of that Series shall be made to Holders of Securities of that Series or any related Coupons who are United States Aliens without withholding for or on account of any tax, assessment or other governmental charge described in the Securities of that Series. If any such withholding shall be required, then such Officers' Certificate shall specify by country the amount, if any, required to be withheld on such payments to such Holders of Securities of Coupons and the Issuer will pay to the Trustee or such Paying Agent the additional amounts required by this Section. The Issuer covenants to indemnify the Trustee and any Paying Agent for, and to hold them harmless against, any loss, liability or expense reasonably incurred without negligence or bad faith on their part arising our of or in connection with actions taken or omitted by any of them in reliance on any Officers' Certificate furnished pursuant to this Section.









               SECTION  3.9  Waiver  of  Certain  Covenants.    Except  as
          otherwise specified as contemplated by Section 2.3 for the Securities of such series, the Issuer may, with respect to the Securities of any series, omit in any particular instance to comply with any term, provision or condition set forth in Section
          3.6 or 3.7 (and, if so specified pursuant to Section 2.3, any other covenant not set forth herein and specified pursuant to
          Section 2.3 to be applicable to the Securities of any series, except as otherwise provided pursuant to Section 2.3) with respect to the Securities of any series or if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by act of such Holders, either waive such compliance in instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.









































                                    ARTICLE FOUR

                      SECURITYHOLDERS' LISTS AND REPORTS BY THE
                               ISSUER AND THE TRUSTEE

               SECTION 4.1 Securityholders Lists. If and so long as the Trustee shall not be the Security registrar for the Registered Securities of any series, the Issuer will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the holders of the Registered Securities of such series pursuant to Section 312 of the Trust Indenture Act (a) semi-annually not more than 15 days after each record date for the payment of interest on such Registered Securities, as herein above specified, as of such record date and on dates to be determined pursuant to Section 2.3 for non-interest bearing securities in each year, and (b) at such other times as the Trustee may request in writing, within thirty days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished. The Issuer shall also be required to furnish to the Trustee at all such times as set forth above all information in the possession or control of the Issuer or any of its Paying Agents other than the Trustee as to the names and addresses of the Holders of Unregistered Securities of all series; provided, however, that the Issuer shall have no obligation to investigate any matter relating to any Holders of Unregistered Securities of any series.

               SECTION 4.2 Reports by the Issuer.  The Issuer covenants to:

               (a) file with the Trustee, within 15 days after the issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934;

               (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

               (c) transmit to all Holders of Securities, in the manner and to the extent provided in Section 4.3, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to paragraphs (a) and (b) of this Section and as may be required by rules and regulations prescribed from time to time by the Commission.









               SECTION 4.3 Reports by the Trustee. Any Trustee's report required under Section 313(a) of the Trust Indenture Act shall be transmitted on or before May 26 in each year following the date hereof, so long as any Securities are outstanding hereunder, and shall be dated as of a date convenient to the Trustee no more than 60 nor less than 45 days prior thereto; and the Trustee shall prepare and file all other reports required by Section 313 of the Trust Indenture Act, in the manner provided pursuant thereto

               SECTION 4.4 Preservation of Information; Communication to Holders. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 4.1 received by it in the capacity of Paying Agent (if so acting).

               The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished, destroy any information received by it as Paying Agent (if so acting) hereunder upon delivering to itself as Trustee, not earlier than 45 days after an interest payment date, a list containing the names and addresses of the Holders obtained from such information since the delivery of the next previous list, if any, destroy any list delivered to itself as Trustee which was complied from information received by it as Paying Agent (if so acting) hereunder upon the receipt of a new list so delivered.

               (b) If three or more Holders (hereinafter referred to as "applicants") apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must hold Securities of such series) or with all Holders of Securities with respect to their rights under this Indenture or under the other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

               (i)  afford  such  applicants  access  to  the   information
               preserved at  the time  by the  Trustee in  accordance  with
               Section 4.4(a), or

               (ii) inform such applicants as to the approximate number of Holders of Securities of such series or of all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 4.4(a), and as to the approximate cost of mailing to such Holders the form of proxy or other communication, specified in such application.









               If the Trustee shall elect not to afford such applicants access to such information, the Trustee shall, upon written request of such applicants, mail to the Holders of Securities of such series or all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 4.4(a), a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Holders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after having an opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if after the entry of an order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for a hearing, that all the objections so sustained have been met and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Holders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

               (c) Every Holder of Securities, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 4.4(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing of any material pursuant to a request made under Section 4.4(b).























                                    ARTICLE FIVE

                     REMEDIES OF THE TRUSTEE AND SECURITYHOLDERS
                                 ON EVENT OF DEFAULT

               SECTION  5.1  Event  of  Default  Defined;  Acceleration  of
          Maturity; Waiver of Default. "Event of Default" with respect to Securities of any series wherever used herein means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                    (a) default  in  the  payment  of  any  installment  of
               interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

                    (b) default in the payment of  all or any part  of the
               principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

                    (c)  default  in  the  payment  of  any  sinking   fund
               installment as and when the same shall become due and payable by the terms of the Securities of such series; or

                    (d) default  in  the  performance, or  breach,  of  any
               covenant or warranty of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of such series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                    (e) a court having  jurisdiction in the premises  shall
               enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or








                    (f) the Issuer  shall commence a  voluntary case  under
               any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property, or make any general assignment for the benefit of creditors; or

                    (g) any other Event of Default provided in the supplemental indenture or resolution of the Board of Directors under which such series of Securities is issued or in the form of Security for such series.

          If an Event of Default described in clauses (a), (b), (c) or (d) above (if the Event of Default under clause (d) is with respect to less than all series of Securities then Outstanding) occurs and is continuing with respect to one or more series of Securities, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series treated as a separate class and for purposes of any Discount Securities, the determination of such Discount Securities' portion of the principal amount shall be as specified in the terms of such Discount Securities), by notice in writing to the Issuer (and to the Trustee if given by the
          Securityholders), may declare the entire principal of all Securities of such series and the interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) (if the Event of Default under clause (d) is with respect to all series of Securities then Outstanding), (e), (f) or (g) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of all the Securities then Outstanding hereunder (treated as one class), by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal of all the Securities then Outstanding and interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable.

               The foregoing provisions, however, are subject to the condition that if, at any time after the principal of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer







          shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) (in the currency in which the Securities are denominated) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein---then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series, (or of all the Securities, as the case may be, treated as a single class); then outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.

               SECTION 5.2 Collection of Indebtedness by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise---then upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series and the Holders of any Coupons appertaining thereto the whole amount that then shall have become due and payable on all Securities of such series or such Coupons for principal of or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor Trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and







          each predecessor Trustee except as a result of its negligence or bad faith.

               Until such demand is made by the Trustee, the Issuer may pay the principal of and interest on the Securities of any series to the Registered Holders, whether or not the principal of and interest on the Securities of such series are overdue.

               In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.

               In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:

                    (a) to file and prove a  claim or claims for the  whole
               amount of principal and interest owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor Trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee, except as a result of negligence or bad faith) and of the Securityholders and the Holders of any Coupons appertaining thereto allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,









                    (b) unless prohibited by applicable law and regulations, to vote on behalf of the holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and

                    (c) to collect and receive any moneys or other property
               payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor Trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6.

               Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.

               All rights of action and of asserting claims under this Indenture, or under any of the Securities may be enforced by the Trustee without the possession of any of the Securities or the production thereof at any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor Trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities and Holders of any Coupons in respect of which such action was taken.

               In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities and Coupons appertaining thereto in respect to which such action was taken, and it shall not be necessary to make any Holders of such








          Securities and Coupons appertaining thereto parties to any such proceedings.

               SECTION 5.3 Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of the Securities of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities and any Coupons appertaining thereto in respect of which moneys have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:

                    FIRST: To the payment of costs and expenses applicable to such series in respect of which moneys have been collected, including reasonable compensation to the Trustee and each predecessor Trustee and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor Trustee except as a result of negligence or bad faith, and all other amounts due to the Trustee or any predecessor Trustee pursuant to Section 6.6;

                    SECOND: In case the principal of the Securities of such
               series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest specified in such Securities, such payments to be made ratably to the persons entitled thereto, without discrimination or preference;

                    THIRD: In case the principal of the Securities of  such
               series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that payment of such interest is permissible by law and that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other








               Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest; and

                    FOURTH: To the payment of the remainder, if any, to the
               Issuer or any other person lawfully entitled thereto.

               SECTION 5.4 Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

               SECTION  5.5  Restoration  of  Rights  on   Abandonment  of
          Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

               SECTION 5.6 Limitations on Suits by Securityholders. No Holder of any Security of any series or Holder of any Coupon shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as herein before provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity, as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every Security or Holder of any Coupon appertaining thereto and the Trustee, that no one or more Holders of Securities of any series or one or more Holders of any Coupons







          appertaining thereto shall have any right in any manner whatever, by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities or any other Holders of such Coupons, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series and all the Holders of any Coupons appertaining thereto. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

               SECTION 5.7 Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security or Coupon, the right of any Holder of any Security and the right of the Holder of any Coupon appertaining thereto to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 5.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Securityholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

               No delay or omission of the Trustee or of any Securityholder to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.6, every power and remedy given by this Indenture or by law to the Trustee, to the Securityholders or to the Holder of any Coupon appertaining thereto may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee, the Securityholders or Holders of any Coupon.

               SECTION 5.9 Control by Securityholders. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series treated as a separate class) or of the Holders of any Coupons appertaining thereto at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the







          Trustee with respect to the Securities of such series by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 6.1) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearance's specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series or of the Holders of any Coupons appertaining thereto so affected not joining in the giving of said direction, it being understood that (subject to Section 6.1) the Trustee shall have no duty to ascertain whether or not such actions or forebearances are unduly prejudicial to such Holders.

               Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.

               SECTION 5.10 Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.1, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding (each such series voting as a separate class) may on behalf of the Holders of all the
          Securities of such series waive any past default or Event of Default described in clause (d) or (g) of Section 5.1 which relates to less than all series of Securities then Outstanding, except a default in respect of a covenant or provision hereof which cannot be modified or amended except with the consent of each Holder affected as provided in Section 8.2. Prior to a declaration of acceleration of the maturity of the Securities of any series as provided in Section 5.1, the Holders of Securities of a majority in principal amount of all the Securities then Outstanding (voting as one class) may on behalf of all Holders waive any past default or Event of Default referred to in said clause (d) or (g) which relates to all series of Securities then Outstanding, or described in clause (e) or (f) of Section 5.1, except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected as provided in Section 8.2. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities of each series affected shall be restored to their former positions and rights hereunder, respectively.









               Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

               SECTION 5.11 Trustee to Give Notice of Default, But May Withhold in Certain Circumstances. The Trustee shall transmit to the Securityholders of any series, as the names and addresses of such Holders appear on the registry books, notice by mail of all defaults which have occurred with respect to such series, such notice to be transmitted within 90 days after the occurrence thereof, unless such defaults shall have been cured before the giving of such notice (the term "default" or "defaults" for the purposes of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such, series.

               SECTION 5.12 Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security and each Holder of any Coupon, by his acceptance thereof, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause (d) of Section 5.1 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities Outstanding affected thereby, or in the case of any suit relating to or arising under clause (d) (if the suit under clause (d) relates to all the Securities then Outstanding), (e), (f) or (g) of Section 5.1, 10% in aggregate principal amount of all Securities Outstanding, or to any suit instituted by any Securityholder for the enforcement








          of the payment of the principal of or interest on any Security on or after the due date expressed in such Security.

                                     ARTICLE SIX

                               CONCERNING THE TRUSTEE

               SECTION 6.1 Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

               No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that

                    (a) prior to the occurrence of an Event of Default with
               respect to the Securities of any series and after the curing or waiving of all such Events of Default with respect to such series which may have occurred:

                         (i) the duties and obligations of the Trustee with
                    respect to the Securities of any Series shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                         (ii) in the absence  of bad faith  on the part  of
                    the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;








                    (b) the Trustee shall  not be liable  for any error  of
               judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (c) the Trustee shall not be liable with respect to any
               action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to
               Section 5.9 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

               None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it.

               The provisions of this Section 6.1 are in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

               SECTION 6.2 Certain Rights of the Trustee . In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.1:

                    (a) the  Trustee may  rely and  shall be  protected  in
               acting or refraining from acting upon any resolution, Officers' Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                    (b) any  request, direction,  order  or demand  of  the
               Issuer mentioned herein shall be sufficiently evidenced by an Officers' Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;

                    (c) the Trustee may consult with counsel and any advice
               or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

                    (d) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this







               Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;

                    (e) the  Trustee shall  not be  liable for  any  action
               taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

                    (f) prior  to the  occurrence of  an Event  of  Default
               hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Issuer upon demand; and

                    (g) the Trustee may execute any of the trusts or powers
               hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.

               SECTION  6.3     Trustee  Not  Responsible   for  Recitals,
          Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee's certificate of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.

               SECTION  6.4    Trustee  and  Agents  May  Hold  Securities;
          Collections, etc.   The  Trustee,  any  Paying  Agent,  Security







          Registrar, or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities or Coupons with the same rights it would have if it were not the Trustee or such agent and, if operative, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

               SECTION 6.5 Moneys Held by Trustee . Subject to the provisions of Sections 10.1, 10.2, 13.2 and 13.3 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

               SECTION 6.6 Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities or the Holders of particular Coupons, and the Securities are hereby subordinated to such senior claim.

               SECTION 6.7 Right of Trustee to Rely on Officers' Certificate, etc. Subject to Sections 6.1 and 6.2, whenever in the administration of the trusts of this Indenture the Trustee







          shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers' Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it or under the provisions of this Indenture upon the faith thereof.

               SECTION 6.8 Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

               SECTION 6.9 Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State or the District of Columbia having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. Neither the Issuer nor any person directly or indirectly controlling, controlled by, or under common control with the Issuer shall serve as a Trustee upon any Securities. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
          Section 6.10.

               SECTION  6.10  Resignation  and  Removal;   Appointment  of
          Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice thereof by first class mail to Holders of the applicable series of Securities at their last addresses as then shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed







          with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

               (b) In case at any time any of the following shall occur:

                    (i)  the  Trustee  shall   fail  to  comply  with   the
               provisions of Section 310 (b) of the Trust Indenture Act with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or

                    (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310 (a) of the Trust Indenture Act and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or

                    (iii) the Trustee shall become incapable of acting with
               respect to  any  series  of  the  Securities,  or  shall  be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

          then in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

               (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the







          Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.1 of the action in that regard taken by the Securityholders.

               (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this
          Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

               SECTION 6.11 Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Sections 10.1, 10.2, 13.2 and 13.3, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

               If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor Trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of any series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.








               Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall mail notice thereof by first-class mail to the Holders of Securities of any series for which such successor trustee is acting as trustee at their last addresses as they shall appear in the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Issuer.

               SECTION 6.12 Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 6.9, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

               In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor Trustee hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities of any series in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

               SECTION 6.13 Preferential Collection of Claims Against Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Issuer (or any such other obligor).

               SECTION 6.14 Appointment of Authenticating Agent.   As long
          as any Securities of a series remain Outstanding, upon an  Issuer
          request,  there   shall   be   an   authenticating   agent   (the







          "Authenticating Agent") appointed, for such period as the Issuer shall elect, by the Trustee for such series of Securities to act as its agent on its behalf and subject to its direction in connection with the authentication and delivery of each series of Securities for which it is serving as Trustee. Securities of each such series authenticated by such Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by such Trustee. Wherever reference is made in this Indenture to the authentication and delivery of Securities of any series by the Trustee for such series or to the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee for such series by an Authenticating Agent for such series and a certificate of authentication executed on behalf of such Trustee by such Authenticating Agent, except that only the Trustee may authenticate Securities upon original issuance and pursuant to
          Section 2.9 hereof. Such Authenticating Agent shall at all times be a corporation organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $10,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

               Any corporation into which any Authenticating Agent may be merged or converted, or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent with respect to all series of Securities for which it served as Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee for such series or such Authenticating Agent. Any Authenticating Agent may at any time, and, if it shall cease to be eligible, shall resign by giving written notice of resignation to the applicable Trustee and to the Issuer. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Issuer.


                                    ARTICLE SEVEN

              CONCERNING THE SECURITYHOLDERS; SECURITYHOLDERS' MEETINGS








               SECTION 7.1 Evidence of Action Taken by Securityholders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.1 and 6.2) conclusive in favor of the Trustee, the Issuer, if made in the manner provided in this Article.

               (b) The ownership of Registered Securities shall be proved by the Security register.

               (c) The amount of Unregistered Securities held by any Person executing any instrument or writing as a Securityholder, the numbers of such Unregistered Securities, and the date of his holding the same may be proved by the production of such Securities or by a certificate executed by any trust company, bank, broker or member of a national securities exchange (wherever situated), as depositary, if such certificate is in form satisfactory to the Trustee, showing that at the date therein mentioned such Person had on deposit with such depositary, or exhibited to it, the Unregistered Securities therein described; or such facts may be proved by the certificate or affidavit of the Person executing such instrument or writing as a Securityholder, if such certificate or affidavit is in form satisfactory to the Trustee. The Trustee and the Issuer may assume that such ownership of any Unregistered Security continues until (i) another certificate or affidavit bearing a later date issued in respect of the same Unregistered Security is produced, or (ii) such Unregistered Security is produced by some other person, or (iii) such Unregistered Security is surrendered in exchange for a Registered Security, or (iv) such Unregistered Security has been canceled in accordance with Section 2.10.

               SECTION 7.2 Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.1 and 6.2, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of holders of Securities of any series entitled to vote or consent to any action referred to in
          Section 7.1, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates ( in







          the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only holders of Securities of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent.

               SECTION 7.3 Holders to Be Treated as Owners. The Issuer, the Trustee and any Agent of the Issuer or the Trustee may deem and treat the person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of and interest on such Security and for all other purposes; and neither the Issuer nor the Trustee nor any Agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such person, or upon his order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable upon any such Security.

               SECTION  7.4   Securities  Owned   by  Issuer   Deemed  Not
          Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, or are to be selected for any redemption or optional repayment, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.1 and 6.2, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts







          therein set forth and of the fact that all Securities not  listed
          therein  are   Outstanding   for   the  purpose   of   any   such
          determination.

               SECTION 7.5 Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.1, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.

               SECTION 7.6 Holders' Meetings.

               (a) Purpose of Meetings . A meeting of Holders of any or all series may be called at any time and from time to time pursuant to the provisions of this Section 7.6 for any of the following purposes:

               (1) to give any notice to the Issuer or to the Trustee for such series, or to give any directions to the Trustee for such series, or to consent to the waiving of any default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Five;

               (2) to remove the Trustee for such series and appoint a successor Trustee pursuant to the provisions of Article Six;

               (3) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of
               Section 8.2; or

               (4) to take any other action authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Outstanding Securities of any one or more or all series, as the case may be, under any other provision of this Indenture or under applicable law.








               (b)   Call of  Meetings by  Trustee.   The Trustee  for any
          series may (but shall not be required to) at any time call a meeting of Holders of such series to take any action specified in
          Section 7.6(a), to be held at such time or times and at such place or places as the Trustee for such series shall determine. Notice of every meeting of the Holders of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given to Holders of such series in the manner and to the extent provided in Section 11.4. Such notice shall be given not less than 20 days nor more than 90 days prior to the date fixed for the meeting.

               (c) Call of Meetings by Issuer or Holders. In case at any time the Issuer, pursuant to a board resolution, or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of a series or of all series, as the case may be, shall have requested the Trustee for such series to call a meeting of Holders of any or all such series by written request setting forth in reasonable detail the action proposed to be taken at the meeting which action must be within the contemplation of paragraphs (1) through (4) inclusive of Section 7.6(a), and the Trustee shall not have given the notice of such meeting within 20 days after the receipt of such request, then the Issuer or such Holders may determine the time or times and the place or places for such meetings and may call such meetings to take any action authorized in Section 7.6(a), by giving notice thereof as provided in Section 7.6(b).

               SECTION 7.7 Qualifications for Voting . To be entitled to vote at any meeting of Holders a Person shall be (a) a Holder of a Security of the series with respect to which such meeting being held or (b) a Person appointed by an instrument in writing as agent or proxy by such Holder. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee for the series with respect to which such meeting is being held and its counsel and any representatives of the Issuer and its counsel.

               SECTION 7.8 Regulations. Notwithstanding any other provisions of this Indenture, the Trustee for any series may make such reasonable regulations as it may deem advisable for any meeting of Holders of such series, in regard to proof of the holding of Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

               The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Issuer or by Holders of such series as







          provided in Section 7.6, in which case the Issuer or the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a majority vote of the meeting.

               Subject to the provisos in the definition of "Outstanding" and to Section 7.4, at any meeting each Holder of a Security of the series with respect to which such meeting is being held or proxy therefor shall be entitled to one vote for each $1000 principal amount (or such other amount as shall be specified as contemplated by Section 2.3) of Securities of such series held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Outstanding Securities of such series held by him or instruments in writing duly designating him as the person to vote on behalf of Holders of Securities of such series. Any meeting of Holders with respect to which a meeting was duly called may be adjourned from time to time by a majority of such Holders present and the meeting may be held as so adjourned without further notice.

               SECTION 7.9 Voting. The vote upon any resolution submitted to any meeting of Holders with respect to which such meeting is being held shall be by written ballots on which shall be subscribed the signatures of such Holders or of their representatives by proxy and the serial number or numbers of the Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Holders shall be taken and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was transmitted as provided in Section 7.6(b). The record shall show the serial numbers of the Securities voting in favor of or against any resolution. The record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the duplicates shall be delivered to the Issuer and the other to the Trustee to be preserved by the Trustee.

               Any record so signed and verified shall be conclusive evidence of the matters therein stated.

               SECTION 7.10  No Delay  of  Rights  by  Meeting .   Nothing
          contained in this Article Seven shall be deemed or construed to authorize or permit, by reason of any call of a meeting of







          Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to any Holder under any of the provisions of this Indenture or of the Securities of any series.


                                    ARTICLE EIGHT

                               SUPPLEMENTAL INDENTURES

               SECTION 8.1 Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:

                    (a) to convey, transfer, assign, mortgage or pledge  to
               the Trustee as security for the Securities of one or more series any property or assets;

                    (b) to evidence the  succession of another  corporation
               to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article Nine;

                    (c) to add to the covenants of the Issuer such  further
               covenants, restrictions, conditions or provisions as their respective Boards of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

                    (d) to cure any ambiguity  or to correct or  supplement
               any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture; or to make such other provisions in regard to matters or questions arising under this Indenture or under any supplemental indenture as the Board of Directors of the







               Issuer may deem necessary or desirable and which shall not in any material way adversely affect the interests of the Holders of the Securities or the Holders of any Coupons;

                    (e) to establish the form or terms of Securities of any
               series as permitted by Sections 2.1 and 2.3;

                    (f) to  evidence  and  provide for  the  acceptance  of
               appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than the one trustee, pursuant to the requirements of Section 6.11;

                    (g) to  add or  change any  of the  provisions of  this
               Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities of any series in unregistered form, registrable or not registrable, and with or without Coupons, to permit Unregistered Securities to be issued in exchange for Unregistered Securities, to permit Unregistered Securities to be issued in exchange for Unregistered Securities of other authorized denominations or to permit the issuance of Securities of any series in uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series or any related Coupons in any material respect; or

                    (h) to change  or eliminate  any of  the provisions  of
               this  Indenture,   provided,  that   any  such   change   or
               elimination shall become effective only when there is no Outstanding Security or Coupon of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision and as to which such supplemental indenture would apply.

               The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

               Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.2.

               SECTION  8.2   Supplemental  Indentures   With  Consent   of
          Securityholders. With the consent (evidenced as provided in Article Seven) of the Holders of not less than a majority in







          aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (treated as one class), the Issuer, when authorized by a resolution of its Boards of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall (a) change the final maturity of the principal of, or installment of interest, if any, on, any Security, or reduce the principal amount thereof or the interest thereon or any amount payable upon redemption thereof, or change the maturity of or reduce the amount of any payment to be made with respect to any Coupon, or change the currency or currencies in which the principal of or interest on such Security is denominated or payable, or reduce the amount of the principal of a Discount Security that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to
          Section 5.1, or adversely affect the right of repayment or repurchase, if any, at the option of the Holder, or reduce the amount of, or postpone the date fixed for, any payment under any sinking fund or analogous provisions for any Security, or impair the right to institute suit for the enforcement of any payment on or after the maturity thereof (or, in the case of redemption, on or after the redemption date); or (b) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of the Holders of which is required for any supplemental indenture, or the consent of the Holders of which is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture.

               Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.1, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

               It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.

               Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Issuer shall mail a notice thereof by first class







          mail to the Holders of Securities of each series affected thereby at their addresses as they shall appear on the registry books of the Issuer, setting forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

               SECTION 8.3 Effect of Supplemental Indenture . Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series and Holders of Coupons affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

               SECTION 8.4 Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Officers' Certificate from the Issuer and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article Eight complies with the applicable provisions of this Indenture.

               SECTION  8.5   Notation  on   Securities   in  Respect   of
          Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear, upon the direction of the Issuer, a notation in form satisfactory to the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Boards of Directors of the Issuer, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.


                                    ARTICLE NINE

                      CONSOLIDATION, MERGER, SALE OR CONVEYANCE

               SECTION 9.1 Issuer May Consolidate, etc., on Certain Terms . The Issuer covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any Person, unless (i) either the Issuer shall be the continuing corporation, or the successor corporation or the Person which acquires by sale or conveyance substantially all the assets of the Issuer (if other than the Issuer) shall be a







          corporation organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume the due and punctual payment of the principal of and interest on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Issuer or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition.

               SECTION 9.2 Successor Corporation Substituted . In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Issuer prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation instead of the Issuer and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities of the Issuer which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

               In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

               In the event of any such sale or conveyance (other than a conveyance by way of lease) the Issuer or any successor corporation which shall theretofore have become such in the manner described in this Article shall be discharged from all obligations and covenants under this Indenture and the Securities and may be liquidated and dissolved.

               SECTION 9.3 Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.1 and 6.2, may receive an Opinion of Counsel, prepared in accordance with Section 11.5, as conclusive evidence that any such consolidation, merger, sale, lease or conveyance, and any such assumption, and any such







          liquidation  or   dissolution,  complies   with  the   applicable
          provisions of this Indenture.


                                     ARTICLE TEN

              SATISFACTION AND DISCHARGE OF INDENTURE; UNCLAIMED MONEYS

               SECTION 10.1 Satisfaction and Discharge of Indenture. This Indenture, with respect to the Securities of any series (if all series issued under this Indenture are not to be affected) shall upon an Issuer request, cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of such Securities herein expressly provided for and rights to receive payments of principal and interest on such Securities) and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

               (1)  either

               (A) all Securities and the Coupons, if any, of such series theretofore authenticated and delivered (other than (i) Securities and Coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.9, (ii) Coupons appertaining to Unregistered Securities surrendered for exchange for whose surrender is not required or has been waived under Section 2.8, (iii) Coupons appertaining to Unregistered Securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived as provided in Section 12.3, and (iv) Securities and Coupons of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust have been delivered to the Trustee for cancellation; or

               (B) all Securities and Coupons, if any, of such series not theretofore delivered to the Trustee for cancellation,

                         (i) have become due and payable, or

                         (ii) will become due and payable at their maturity within one year, or

                         (iii) are to be  called for redemption within  one
                    year under arrangements satisfactory to the Trustee for the giving of notice by the Trustee in the name, and at the expense, of the Issuer,

          and the Issuer, in the case of (i), (ii) or (iii) of this subclause (B), has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for such purpose an amount in the currency in which such Securities are







          denominated (except as  otherwise provided  pursuant to  Sections
          2.3 or 2.12) sufficient to pay and discharge the entire indebtedness on such Securities for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the maturity or redemption date, as the case may be; provided, however, in the event a petition for relief under the Federal bankruptcy laws, as now or hereafter constituted, or any other applicable Federal or state bankruptcy, insolvency or other similar law, is filed with respect to the Issuer within 91 days after the deposit and the Trustee is required to return the deposited money to the Issuer, the obligations of the Issuer under this Indenture with respect to such Securities shall not be deemed terminated or discharged;

               (2) the Issuer has paid or caused to be paid all other sums payable hereunder by the Issuer with respect to the Securities of the series in question; and

               (3) the Issuer has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

          Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 6.6, the obligations of the Trustee to any Authenticating Agent under
          Section 6.14, the obligations of the Issuer under Section 3.1, and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section, the obligations of the Trustee under Section 10.2 shall survive. If, after the deposit referred to in Section 10.1 has been made, (x) the Holder of a Security is entitled to, and does, elect pursuant to Section 2.12, to receive payment in a currency other than that in which the deposit pursuant to Section 10.1 was made, or (y) if a Conversion Event occurs with respect to the currency in which the deposit was made or elected to be received by the Holder pursuant to Section 2.12, then the indebtedness represented by such Security shall be fully discharged to the extent that the deposit made with respect to such Security shall be converted into the currency in which such payment is made.

               SECTION 10.2. Application of Trust Money. Subject to the provisions of the last paragraph of Section 13.4, all money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and applied by it, in accordance with the provisions of the Securities and Coupons, if any, and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.









                                   ARTICLE ELEVEN

                              MISCELLANEOUS PROVISIONS

               SECTION 11.1 Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Coupon appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

               SECTION 11.2 Provisions of Indenture for the Sole Benefit of Parties and Securityholders. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any Person, firm or corporation, other than the parties hereto, any Paying Agent and their successors hereunder and the Holders of the Securities and Coupons, if any, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.


               SECTION 11.3 Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.

               SECTION 11.4 Notices and Demands on Issuer, Trustee and Securityholders. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee, by the Holders of Securities, or by the Holders of Coupons to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to Ralston Purina Company, Checkerboard Square, St. Louis, Missouri 63164. Any notice, direction, request or demand by the Issuer or any Securityholder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at the Corporate Trust Office.

               Where this Indenture provides for notice to Holders of any event, (1) if any of the Securities affected by such event are Registered Securities, such notice shall be sufficiently given







          (unless otherwise herein expressly provided) if in writing and mailed by first-class mail, postage prepaid to such Registered Holders as their names and addresses appear in the Security register within the time prescribed and (2) if any of the Securities affected by such event are Unregistered Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if published once in a newspaper of general circulation in New York, New York and London, England within the time prescribed, and any other notice which is required by any stock exchange on which the Securities are listed. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed to any particular Holder shall affect the sufficiency of such notice with respect to other Holders, and any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given.

               In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

               In the event of suspension of publication of any authorized newspapers or by reason of any other cause it shall be impracticable to give notice by publication, such notification as shall be given with the approval of the Trustee shall constitute sufficient notice for every purpose hereunder.

               SECTION 11.5 Officers' Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

               Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate







          or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

               Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer; unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

               Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent.

               SECTION  11.6  Payments  Due  on  Saturdays,   Sundays  and
          Holidays. If the date of maturity of interest on or principal of the Securities of any series or Coupons appertaining thereto or the date fixed for redemption or repayment of any such Security or Coupon shall not be a Business Day, then payment of interest, premium, if any, or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.








               SECTION 11.7 Conflict of Any Provision of Indenture with Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 (an "incorporated provision"), such incorporated provision shall control.

               SECTION 11.8 New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State.

               SECTION 11.9 Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

               SECTION 11.10 Effect of Headings . The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

               SECTION 11.11. Separability Clause. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

               SECTION 11.12.  No Security  Interest Created.   Nothing in
          this Indenture or in the Securities or Coupons, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect in any jurisdiction where property of the Issuer or its Subsidiaries is or may be located.


                                   ARTICLE TWELVE

                     REDEMPTION OF SECURITIES AND SINKING FUNDS

               SECTION 12.1 Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 2.3 for Securities of such series.

               SECTION 12.2 Notice of Redemption; Partial Redemptions . Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first-class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of







          Securities of such series at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.

               The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, and that, unless otherwise specified in such notice, Unregistered Coupon Securities, if any, surrendered for payment must be accompanied by all Coupons maturing subsequent to the redemption date, failing which the amount of any such missing Coupon or Coupons will be deducted from the sum due for payment, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security of a series is to be redeemed in part, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.

               The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

               At least one Business Day prior to the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in
          Section 3.4) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If less than all the Outstanding Securities of a series are to be redeemed, the Issuer will deliver to the Trustee at least 60 days prior to the date fixed for redemption an Officers' Certificate stating the aggregate principal amount of Securities to be redeemed.

               If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be







          redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

               SECTION 12.3 Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.5 and 10.2, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any semiannual payment of interest becoming due on the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Section 2.4 hereof.

               If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by the Security.

               Upon presentation of any Security redeemed in part only and the Coupons appertaining thereto, the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities and the Coupons appertaining thereto, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.

               SECTION  12.4   Exclusion  of   Certain   Securities   from
          Eligibility for  Selection for  Redemption. Securities  shall be







          excluded from eligibility for selection for redemption if they are identified by registration and certificate number in a written statement signed by an authorized officer of the Issuer and delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by, either (a) the Issuer, or (b) an entity specifically identified in such written statement directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.

               SECTION 12.5 Mandatory and Optional Sinking Funds . The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund payment". The date on which a sinking fund payment is to be made is herein referred to as the "sinking fund payment date".

               In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.

               On or before the sixtieth day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee a written statement (which need not contain the statements required by Section 11.5) signed by an authorized officer of the Issuer (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series,
          (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing, (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date and (e)







          specifying such sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the
          Trustee shall be delivered  for cancellation pursuant to  Section
          2.10 to the Trustee with such written statement (or reasonably promptly thereafter if acceptable to the Trustee). Such written statement shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such sixtieth day, to deliver such written statement and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.

               If the  sinking  fund  payment  or  payments  (mandatory  or optional or  both) to  be made  in cash  on the  next  succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or a lesser sum if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 or less and the Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 is available. The Trustee shall select, in the manner provided in Section 12.2, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be possible, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities of any series which are (a) owned by the Issuer or an entity known by the Trustee to be directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer, as shown by the Security register, and not known to the Trustee to have been pledged or hypothecated by the Issuer or any such entity or (b) identified in an Officers' Certificate at least 60 days prior to the sinking fund payment date as being beneficially owned by, and not pledged or hypothecated by, the Issuer or an entity directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be excluded from Securities of such series eligible for selection for redemption. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing) shall cause notice of redemption of the







          Securities of such series to be given in substantially the manner provided in Section 12.2 (and with the effect provided in Section 12.3) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity.

               At least one Business Day before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.

               The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or mail any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article Five and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in
          Section 5.10 or the default cured on or before the sixtieth day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

               SECTION 12.6 Repayment at the Option of the Holders. Securities of any series which are repayable at the option of the Holders thereof before their stated maturity shall be repaid in accordance with the terms of the Securities of such series.

               The repayment of any principal amount of Securities pursuant to such option of the Holder to require repayment of Securities before their stated maturity, for purposes of Section 10.1, shall not operate as a payment, redemption or satisfaction of the indebtedness represented by such Securities unless and until the







          Issuer, at its option, shall deliver or surrender the same to the Trustee with a directive that such Securities be canceled.


                                  ARTICLE THIRTEEN

                                     DEFEASANCE

                SECTION 13.1.  Applicability of Article.  If,  pursuant to
          Section 2.3, provision is made for the defeasance of Securities denominated and payable only in Dollars (except as provided pursuant to Section 2.3) then the provisions of this Article shall be applicable except as otherwise specified pursuant to
          Section 2.3 for Securities of such series. Defeasance provisions, if any, for Securities denominated in a Foreign Currency or currencies or for Unregistered Securities may be specified pursuant to Section 2.3.

                SECTION 13.2. Defeasance Upon Deposit of Moneys or U.S. Government Obligations. At the Issuer's option, either (a) the Issuer shall be deemed to have been Discharged (as defined below) from its obligations with respect to Securities of any series ("legal defeasance option") or (b) the Issuer shall cease to be under any obligation to comply with any term, provision or condition set forth in Sections 9.1, 3.6 and 3.7 with respect to Securities of any series (and, if so specified pursuant to Section 2.3, any other obligation of the Issuer or restrictive covenant added for the benefit of such series pursuant to Section 2.3) ("covenant defeasance option") at any time after the applicable conditions set forth below have been satisfied:

                (1) the Issuer shall have deposited or caused to be deposited irrevocably with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (i) money (in the currency of the Securities) in an amount, or (ii) U.S. Government Obligations (or another comparable instrument with respect to the currency of the Securities as selected by the Issuer with the consent of the Trustee which consent shall not be unreasonably withheld) which through the payment of interest and principal in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or
                (iii) a combination of (i) and (ii), sufficient, in the opinion (with respect to (i) and (ii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge each installment of principal (including any mandatory sinking fund payments )) of and interest on, the Outstanding Securities of such series on the dates such installments of interest or principal are due;








                (2) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest as defined in Section 6.8 and for purposes of the Trust Indenture Act with respect to the Securities of any series, provided that the Issuer may remove the Trustee and substitute a new Trustee if otherwise permitted by Article Six;

                (3) if the Securities of such series are then listed on any national securities exchange, the Issuer shall have delivered to the Trustee an Opinion of Counsel or a letter or other document from such exchange to the effect that the Issuer's exercise of its option under this Section would not cause such Securities to be delisted;

                (4) no Event of Default or event (including such deposit) which, with notice or lapse of time or both, would become an Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit and, with respect to the legal defeasance option only, no Event of Default under Section 5.1(e) or
                Section 5.1(f) shall have occurred and be continuing on the 91st day after such date; and

                (5) in the event of legal defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel or a ruling from the Internal Revenue Service to the effect that the Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance or Discharge.

          Notwithstanding the foregoing, if the Issuer exercises its covenant defeasance option and an Event of Default under Section 5.1(e) or Section 5.1(f) or event which with the giving of notice or lapse of time, or both, would become an Event of Default under
          Section 5.1(e) or Section 5.1(f) shall have occurred and be continuing on the 91st day after the date of such deposit, the obligations of the Issuer referred to under the definition of covenant defeasance option with respect to such Securities shall be reinstated.

                "Discharged" means that the Issuer shall be deemed to have paid and discharged the entire indebtedness represented by, and obligations under, the Securities of such series and to have satisfied all the obligations under this Indenture relating to the Securities of such series (and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging the same), except (A) the rights of Holders of Securities of such series to receive, from the trust fund described in clause (1) above, payment of the principal of and interest on such Securities when such payments are due, (B) the Issuer's obligations with respect to the Securities of such series under








          Sections 2.8, 2.9, 2.11, 3.2 and 13.3 and (C) the rights, powers, trusts , duties and immunities of the Trustee hereunder.

                SECTION 13.3. Deposited Moneys and U.S. Government, Obligations to Be Held in Trust. All moneys and U.S. Government Obligations deposited with the Trustee pursuant to Section 13.2 in respect of Securities of a series shall be held in trust and applied by it, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon for principal and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

                SECTION 13.4. Repayment to Issuer . The Trustee and any Paying Agent shall promptly pay or return to the Issuer upon Issuer's request any moneys or U.S. Government Obligations or comparable instruments in the currency of the Securities held by them at any time that are not required for the payment of the principal of and interest on the Securities of any series for which money or U.S. Government Obligations or comparable instruments in the currency of the Securities have been deposited pursuant to Section 13.2.

                Any money held by the Trustee or any Paying Agent under this Article that remains unclaimed for two years after the maturity of any series of Securities for which money or U.S. Government Obligations or comparable instruments in the currency of the Securities have been deposited pursuant to Section 13.2 shall be paid to the Issuer upon Issuer request and shall be discharged from such trust and all liability of the Trustee with respect to such trust money shall cease.

                SECTION 13.5.  Reinstatement.   If the  Trustee or  Paying
          Agent is unable  to apply any  money in  accordance with  Section
          13.3 by  reason  of  any  order  or  judgment  of  any  court  or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.2 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 13.3; provided, however, that if the Issuer makes any payment of interest on or principal of any Security following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment form the money held by the Trustee or Paying Agent.

               IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.









          ATTEST:                       RALSTON PURINA COMPANY



          By:______________________
               By:_______________________   ______________________________
               Secretary                     Ronald D. Winney
                                             Treasurer


               [CORPORATE SEAL]



          ATTEST:                  THE FIRST NATIONAL BANK OF CHICAGO,
                                                  as Trustee




          By:___________________                  By:______________
               Trust Officer                           Vice President



               [CORPORATE SEAL]




































          STATE OF MISSOURI    )
                               )  ss.
          COUNTY OF CITY OF ST. LOUIS   )

               On this  _____  day  of  _______________,  1995,  before  me personally came Ronald D. Winney, to me personally known, who, being by me duly sworn, did depose and say that he resides at St. Louis, Missouri, and that he is Treasurer of Ralston Purina Company, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation; and that he signed his name thereto by like authority.

          [NOTARIAL SEAL]


                                             ____________________________
                                                  Notary Public

                                             Notary   Public,   State    of
          Missouri
                                             City of St. Louis
                                             My     Commission      Expires
          _______________

          STATE OF ILLINOIS        )
                              )  ss.
          COUNTY OF COOK      )

               On  this  _____  day   of  ____________,  1995,  before   me
          personally came ________________________ to me personally Known, who, being by me duly sworn, did depose any say that he resides at ___________________________; that he is a Vice President of
          The First National Bank of Chicago, one of the corporations described in and which executed the above instrument; that he knows the corporate seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

          [NOTARIAL SEAL]



               ________________________________
                                             Notary Public

                                             Notary   Public,   State    of
          Illinois







                                             My       Commission       Exp:
          _________________



























































                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549


                                      ________
                                       FORM T-1

                              STATEMENT OF ELIGIBILITY
                        UNDER THE TRUST INDENTURE ACT OF 1939
                    OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                  CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                         _________________________________

                         THE FIRST NATIONAL BANK OF CHICAGO
                 (Exact name of trustee as specified in its charter)

              A National Banking Association                            36-
          0899825
                                                       (I.R.S. employer
                                                  identification number)

          One First National Plaza, Chicago, Illinois
               60670-0126
               (Address of principal executive offices)
               (Zip Code)

                         The First National Bank of Chicago
                        One First National Plaza, Suite 0286
                           Chicago, Illinois   60670-0286
               Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
              (Name, address and telephone number of agent for service)

          ___________________________________
                              Ralston Purina Company
                 (Exact name of obligor as specified in its charter)

               Missouri                                     43-0470580
             (State or other jurisdiction of
               (I.R.S. employer
             incorporation or organization)
               identification number)

               Checkerboard Square
                       St. Louis, Missouri                            63164
            (Address of principal executive offices)
               (Zip Code)


                                     Debt Securities
                                    (Title of Indenture Securities)












          Item 1. General Information. Furnish the following information as to the trustee:

                    (a) Name and address of each examining or supervising authority to which it is subject.

                    Comptroller of Currency, Washington, D.C.,
                    Federal Deposit Insurance Corporation,
                    Washington, D.C., The Board of Governors of the Federal Reserve System, Washington D.C.

                 (b) Whether it is authorized to exercise
                                    corporate trust powers.

                    The trustee is authorized to exercise corporate trust powers.

          Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

                    No such affiliation exists with the trustee.


          Item 16.  List of exhibits.   List below all exhibits filed as a
                    part of this Statement of Eligibility.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2.   A copy of the certificates of authority of the
                     trustee to commence business.*

                 3.    A copy of the authorization of the trustee to
                      exercise corporate trust powers.*

                    4.A copy of the existing by-laws of the trustee.*

                     5. Not Applicable.

                    6.The consent of the trustee required by
                      Section 321(b) of the Act.

















                    7.A copy of the latest report of condition of the
                      trustee published pursuant to law or the requirements of its supervising or examining authority.

                    8.Not Applicable.

                      Not Applicable.                    9.


               Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 24th day of May,1995.


                      The First National Bank of Chicago,
                      Trustee,

                         /s/ R. D. MANELLA

                      By
                         R. D. Manella
                         Vice President and Senior Counsel

          * Exhibit 1,2,3 and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26 to the Registration Statement on Form S-3 of The CIT Group Holdings, Inc., filed with the Securities and Exchange Commission on February 16, 1993 (Registration No. 33-58418).

























        _________                                      EXHIBIT 6



                         THE CONSENT OF THE TRUSTEE REQUIRED
                            BY SECTION 321(b) OF THE ACT


                                                                 May    24,
          1995




          Securities and Exchange Commission
          Washington, D.C.  20549

          Gentlemen:

          In connection with the qualification of an indenture between Ralston Purina Company and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                             Very truly yours,

                                             The  First  National  Bank  of
          Chicago

                                   /s/ R. D. MANELLA

                              By:
                                   R. D. Manella
                                   Vice President and Senior Counsel




















       _________                                      EXHIBIT 7


     Legal Title of Bank:          The First National Bank of Chicago Call Date:
     3/31/95  ST-BK:  17-1630 FFIEC 031
     Address:       One First National Plaza, Suite 0460
                 Page RC-1
     City, State  Zip:             Chicago, IL  60670-0460
     FDIC Certificate No.:    _________                              0/3/6/1/8

     Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for March 31, 1995

     All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

     Schedule RC--Balance Sheet


                Dollar Amounts in    C400


     ASSETS
       Cash and balances due from depository institutions (from Schedule     1.
       RC-A):
       a. Noninterest-bearing balances and currency and coin(1)
       b. Interest-bearing balances(2) .                              0071
     8,482,108       1.b.
       Securities     2.
       a. Held-to-maturity securities(from Schedule RC-B, column A)
       b.   Available-for-sale   securities   (from   Schedule   RC-B,   column
     D)............               1773          540,011       2.b.
       Federal funds sold and securities purchased under agreements to     3.
       resell in domestic offices of the bank and its Edge and Agreement subsidiaries, and in IBFs:  .....
       a. Federal Funds sold .     .....                              .....
                            0276
     2,508,883  3.a.
       b. Securities purchased under agreements to resell
       0277        1,422,695   3.b.
       Loans and lease financing receivables:     4.
       a. Loans and leases, net of unearned income (from Schedule
       RC-C) .......     .....                    .....          .....

          .....          RCFD 2122 16,238,310
       b. LESS: Allowance for loan and lease losses              RCFD       3123
     358,207             .......... 4.b.          c.  LESS:  Allocated  transfer
     risk reserve        .....RCFD 3128          0
       4.c.
       d. Loans and leases, net of unearned income, allowance, and
          reserve (item 4.a minus 4.b and 4.c)                             2125
       Assets held in trading accounts
      15,     5.                                .
  3545
       13,257,798        .....                    .. 5.
     6.Premises and fixed assets (including capitalized leases)
       Other real estate owned     7.                        (from
 Schedule RC-M)
       2150            13,166.   7.                              ..







     8.Investments in unconsolidated subsidiaries and associated
       companies (from Schedule RC-M) ..                              2130
     10,363          8.
       Customers' liability to this bank on acceptances outstanding     9.
     10.  Intangible assets (from Schedule RC-M)                           2143
     11.  Other assets (from Schedule RC-F)                                2160
     12.  Total assets (sum of items 1 through 11) 2170
     47,678,610...  12.                              ..

     __________________                       _

     (1)  Includes cash items in process of collection and unposted debits.
     (2)  Includes time certificates of deposit not held in trading accounts.


       Legal Title of Bank:          The First National Bank of Chicago Call
       Date:   3/31/95 ST-BK:  17-1630 FFIEC 031
       Address:            One First National Plaza, Suite 0460
                      Page RC-2
       City, State  Zip:             Chicago, IL  60670-0460
       FDIC Certificate No.:         _________
      0/3/6/1/8

       Schedule RC-Continued

                                               Dollar Amounts in
                                               Thousands Bil Mil Thou

       LIABILITIES
       13.  Deposits:
         a. In domestic offices (sum of totals of columns A and C
            from Schedule RC-E, part 1)                            RCON 2200
         14,675,401   13.a.
            (1) Noninterest-bearing(1)                    RCON           6631
       5,498,690           .....                      .....     .....
 13.a.(1)
            (2) Interest-bearing ....                     RCON           6636
       9,176,711 .....     .....                      .....     .....
  13.a.(2)
         b. In foreign offices, Edge and Agreement subsidiaries, and
            IBFs (from Schedule RC-E, part II)                          RCFN
       2200  11,809,64513.b.
            (1) Noninterest bearing .                     RCFN           6631
       304,669   .....     .....                      .....     .....
  13.b.(1)
            (2) Interest-bearing ....                         RCFN        6636
       11,504,976....................          13.b.(2)
       14.  Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of
         its Edge and Agreement subsidiaries, and in IBFs:
         a. Federal funds purchased .                              RCFD 0278
       2,072,830 14.a.
         b. Securities sold under agreements to repurchase
         RCFD 0279       1,484,16414.b.
       15.  a. Demand notes issued to the U.S. Treasury
         RCON 2840         103,138   15.a.








         b.                                                           Trading
       Liabilities............................................................
       ............        .....     RCFD 3548   9,101,18615.b.
       16.  Other borrowed money:
         a. With original maturity of one year or less
         RCFD 2332      2,307,86016.a.
         b. With original  maturity of more than one year
                     RCFD 2
         leases  .....                .          .....  .....     .....
                RCFD 2910
       278,10817.
       18.  Bank's liability on acceptance executed and outstanding
       19.  Subordinated notes and debentures                           RCFD
       3200   1,225,000 19.                       .
       20.  Other liabilities (from Schedule RC-G)                      RCFD
       2930      699,375   20.
       21.  Total liabilities (sum of items 13 through 20)
           RCFD 2
       22.  Limited-Life preferred stock and related surplus
       EQUITY CAPITAL
        RCF
       23.  Perpetual preferred stock and related surplus
         RCFD 3838            0   23.                                ..
                           .
       24.  Common stock   .....                        ...     .....
                    RCFD 3230
       200,85824.
       25.  Surplus (exclude all surplus related to preferred stock)
       26. a. Undivided profits and capital reserves
         RCFD 3632          447,916 26.a.      b. Net unrealized holding gains
       (losses) on available-for-sale
            securities ..............                          RCFD 8434
       [ 2,165)26.b...
       27.  Cumulative foreign currency translation adjustments
       28.  Total equity capital (sum of items 23 through 27)        RCFD 3
       29.  Total liabilities, limited-life preferred stock, and equity
         capital (sum of items 21, 22, and 28)                          RCFD
       3300   47,678,61029.

       Memorandum
       To be reported only with the March Report of Condition.
       1.Indicate in the box at  the right the number  of the statement below
         that        best         describes         the                  most
                            comprehensive level of auditing work performed for
         the bank by independent external                     Number
         auditors as of any date during 1993  . . . . . . . . . . . . . . . .
       . . . . . . . . . . . . . .. . . . .............. . . . . . ....   M.1.

       1 =       Independent audit of the  bank conducted        RCFD
       in accordance       4. = Directors' examination of  6724
       the bank performed by other                         N/A
         with generally accepted auditing standards by a
       certified           external  auditors  (may   be  required  by   state
       chartering
         public accounting firm which submits a report on the bank
         authority)
       2 =       Independent audit of the bank's parent holding company      5
         Review of the bank's financial statements by external conducted in accordance with generally accepted auditing auditors





         standards by a certified public accounting firm which     6 =
         Compilation of the bank's financial statements by external
         submits a report on the consolidated holding company      auditors
         (but not on the bank separately)                7 =  Other      audit
       procedures (excluding tax preparation work)
       3 =       Directors' examination of the bank conducted in        8 =
         No external audit work
         accordance with generally accepted auditing standards
         by a certified public accounting firm (may be required by
         state chartering authority)
       ___________________                          _
       (1) Includes total demand deposits and noninterest-bearing time and savings deposits.






                                  EXHIBIT (5)(24b)

                                _____________________



       The Board of Directors
       Ralston Purina Company
       Checkerboard Square
       St. Louis, Missouri 63164

       Gentlemen:

            I am  Vice President,  General Counsel  and Secretary  of  Ralston
       Purina Company. I have acted as counsel to the Company in connection with the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission on ___________, 1995, for the purpose of registering under the Securities Act of 1933, $396,925,000 aggregate principal amount of the Company's debt securities that may be sold from time to time pursuant to Rule 415 of the Securities and Exchange Commission. In that capacity, I have examined such matters of fact and law as I have deemed necessary or appropriate for the purpose of this opinion.

            Based on the foregoing examination, I am of the opinion that when the Indenture in the form filed as an exhibit to the Registration Statement has been duly executed by the parties thereto, debt securities in any of the forms filed as exhibits to the Registration Statement shall have been duly authorized and executed by the Company pursuant to the terms of the Indenture, and when such debt securities have been duly authenticated in accordance with the Indenture and duly delivered to and paid for by the purchasers thereof, the debt securities will constitute valid and binding obligations of the Company.

            The undersigned hereby consents to the filing of this Opinion as Exhibit (5)(24b) to said Registration Statement, and to its use and to the reference to the undersigned under the heading "Legal Opinion" in the said Registration Statement.

                                     Very truly yours,



                                     James M. Neville
                                     Vice President, General Counsel
                                     and Secretary











                                    EXHIBIT 24(A)



                         CONSENT OF INDEPENDENT ACCOUNTANTS




       We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 4, 1994, except as to the "Subsequent Event" note, which is dated as of November 15, 1994. which appears on page 88 of the Ralston Purina Company Annual Report to Shareholders 1994, which is incorporated by reference in Ralston Purina Company's Annual Report on Form 10-K for the year ended September 30, 1994. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page F-1 of such Annual Report on Form 10-
       K. We also consent to the reference to us under the heading "Experts" in such Prospectus.


       PRICE WATERHOUSE LLP


       Price Waterhouse LLP

       One Boatmen's Plaza
       St. Louis, Missouri
       ______________, 1995